SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

NOVEN PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 6, 2009
Dear Stockholder:
          The 2009 Annual Meeting of Stockholders of Noven Pharmaceuticals, Inc. will convene at 10:00 a.m. on Friday, May 22, 2009. The meeting will be held at the NASDAQ MarketSite, 4 Times Square, New York, NY 10036. Details regarding the business to be conducted at the meeting are described in the accompanying Notice of Annual Meeting and Proxy Statement.
          Your vote on these matters is important. Whether or not you plan to attend the meeting, I hope you will vote as soon as possible. Most of you may now vote your shares over the Internet, as well as by telephone or by mailing a traditional proxy card. Voting in this manner will assure that your shares are voted if you do not attend in person. Please review the instructions on the enclosed proxy card or voting instruction card regarding which of these options is available to you, and how to vote your shares.
          We hope you will participate in your Annual Meeting, if not in person, then by proxy. To attend the meeting, you will need an admission ticket and we ask that you request one by following the procedure on page 1 of the Proxy Statement. We appreciate your continued support.
Sincerely yours,
WAYNE P. YETTER
Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	10:00 a.m. on Friday, May 22, 2009

PLACE	NASDAQ MarketSite, 4 Times Square, New York, NY 10036

ITEMS OF BUSINESS	1.	To elect seven members to the Board of Directors.
	2.	To approve Noven’s 2009 Equity Incentive Plan.
	3.	To ratify the appointment of Deloitte & Touche LLP as
Noven’s independent registered public accounting firm.
	4.	To transact such other business as may properly come before the meeting and any adjournment thereof.

RECORD DATE	You are entitled to vote if you were a Noven stockholder at the close of business on March 25, 2009.

ANNUAL REPORT	Noven’s 2008 Annual Report, which is not a part of the proxy soliciting material, is enclosed.

PROXY VOTING	If you own shares of record, you will find enclosed a proxy card or cards and an envelope in which to return the card(s). Whether or not you plan to attend this meeting, please sign, date and return your enclosed proxy card(s) as soon as possible so your shares can be voted at the meeting in accordance with your instructions. Any proxy may be revoked in the manner described on page 3 in the accompanying Proxy Statement at any time prior to its exercise at the meeting. If you hold your shares in street name, you may instruct your broker or nominee to vote your shares by following instructions that the broker or nominee provides you.
Jeff Mihm
Vice President, General Counsel &
Corporate Secretary
This Proxy Statement and accompanying proxy card are being distributed on or about April 10, 2009.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING
Q:	Why am I receiving these materials?

A:	The Board of Directors (the “Board”) of Noven Pharmaceuticals, Inc. (“Noven”) is providing these proxy materials to solicit your proxy in connection with Noven’s annual meeting of stockholders, which will take place on Friday, May 22, 2009. You are invited to attend the meeting and are requested to vote on the proposals described in this Proxy Statement.

Q:	What information is contained in these materials?

A:	The information included in this Proxy Statement relates to the proposals to be voted on at the meeting, the voting process, the compensation of directors and Noven’s most highly paid officers, and other required information. We are also sending Noven’s 2008 Annual Report with these materials, but it does not constitute part of our proxy soliciting material.

Q:	How can I attend the annual meeting of stockholders?

A:	A stockholder who wishes to attend in person must have a ticket of admission. Each stockholder may request one ticket either by mail addressed to the Corporate Secretary in care of Noven Pharmaceuticals, Inc., 11960 SW 144th Street, Miami, FL 33186 or by e-mail to abowman@noven.com. If you forget to bring your admission ticket, you can attend the annual meeting only if you are a stockholder on the Company’s records and offer satisfactory identification. If you hold your shares of common stock through a broker, bank or nominee, you will need a voting instruction card from your broker as proof of ownership. All stockholders will be required to present valid picture identification prior to admittance. For directions to the annual meeting of stockholders, please contact the Corporate Secretary in care of Noven Pharmaceuticals, Inc., 11960 SW 144th Street, Miami, FL 33186 or by e-mail to abowman@noven.com.

Q:	What proposals will be voted on at the meeting?

A:	There are three proposals scheduled to be voted on at the meeting:
•	Election of seven directors;

•	Approval of the Noven Pharmaceuticals, Inc. 2009 Equity Incentive Plan (the “2009 Plan”); and

•	Ratification of the appointment of Deloitte & Touche LLP as Noven’s independent registered public accounting firm.
We will also consider and vote upon any other proposal properly brought before the meeting and any adjournment thereof.

Q:	What are the Board’s voting recommendations?

A:	The Board recommends that you vote your shares:
•	“For” each of the nominees named herein to the Board;

•	“For” the approval of the 2009 Plan; and

•	“For” the ratification of the appointment of Deloitte & Touche LLP.
Q:	What shares can I vote?

A:	You may vote all shares that you owned as of March 25, 2009, which is the record date. These shares include (1) those held directly in your name as the stockholder of record and (2) those held for you as the beneficial owner through a stockbroker, bank or other nominee. Each share of Noven’s common stock outstanding as of the close of business on March 25, 2009, the record date, is entitled to one vote at the annual meeting. On the record date, approximately 24,913,418 shares of common stock were issued and outstanding.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Stockholder of Record

If your shares are registered directly in your name with Noven’s transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record for those shares and we are sending these proxy materials, which includes a proxy card which you may use, directly to you. As the stockholder of record, you have the right to grant your proxy directly to the individuals named in the enclosed proxy card or to vote in person at the meeting.

Beneficial Owner

If you hold shares in a stock brokerage account or through a bank or other nominee, you are considered the beneficial owner of shares held in street name and your broker or nominee is forwarding these proxy materials to you. Your broker or nominee is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote, but since you are not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. As a beneficial owner, you are, however, welcome to attend the meeting. Your broker or nominee has enclosed a voting instruction card for you to use.

Q:	How can I vote my shares in person at the meeting?

A:	You may vote shares you hold directly in your name as the stockholder of record in person at the annual meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification. You will also need an admission ticket and we ask that you request one by following the procedure on page 1 of this Proxy Statement. Even if you plan to attend the annual meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the meeting.

If you hold your shares in street name, you must obtain a signed proxy from the record holder in order to vote these shares in person at the meeting. You will also need an admission ticket and we ask that you request one by following the procedure on page 1 of this Proxy Statement.

Q:	How can I vote my shares without attending the meeting?

A:	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the meeting. If you hold your shares directly, you may vote by granting a proxy by signing and returning the enclosed proxy card. If you hold your shares in street name, you may instruct your broker or nominee to vote your shares by following instructions that the broker or nominee provides for you. Most brokers offer voting over the Internet, by telephone or by mail. Please refer to the instructions included on your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee.

Q:	May I change my vote?

A:	Yes, you may change your proxy instructions at any time prior to the vote at the annual meeting. If you are a stockholder of record, you must (1) file with Noven’s Corporate Secretary a written notice of revocation or (2) timely deliver a valid, later-dated proxy. For shares you own beneficially, you may change your vote by submitting new voting instructions to your broker or nominee. Your attendance at the meeting will not revoke your previously granted proxy unless you give written notice of revocation to Noven’s Corporate Secretary before the vote at the meeting or you vote by written ballot at the meeting.

Q:	How are votes counted?

A:	In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. For the other proposals, you may vote “FOR”, “AGAINST” or “ABSTAIN”. If you “ABSTAIN”, it has the same effect as a vote “AGAINST”. If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board.

Q:	What is the voting requirement to approve each of the proposals?

A:	In the election of directors, each director requires the affirmative “FOR” vote of a plurality of those shares represented, in person or by proxy, and entitled to vote at the meeting. The approval of the 2009 Plan and the ratification of the appointment of Deloitte & Touche LLP require the affirmative “FOR” vote of a majority of those shares represented, in person or by proxy, and entitled to vote at the meeting.

Q:	What happens if I do not provide voting instructions to my broker?

A:	If you are a beneficial owner and do not provide the stockholder of record with voting instructions, your broker or other nominee, in its discretion, may either leave your shares unvoted or vote your shares on routine matters. The election of directors and the proposal to ratify the appointment of Deloitte & Touche LLP should be treated as routine matters. The proposal to approve the 2009 Plan is not considered a routine matter and, as a result, without your voting instructions, your broker or nominee cannot vote your shares. If your broker or other nominee does not vote your shares, your shares will constitute broker non-votes, as described in “What is the quorum requirement for the meeting?” below. In tabulating the voting result for any particular proposal, shares which constitute broker non-votes are not considered represented at the meeting.

Q:	What does it mean if I receive more than one proxy or voting instruction card?

A:	It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:	Where can I find the voting results of the meeting?

A:	We will announce preliminary voting results at the meeting and publish final results in Noven’s quarterly report on Form 10-Q for the second quarter of 2009.

Q:	What happens if additional proposals are presented at the meeting?

A:	Other than the three proposals described in this Proxy Statement, we do not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of Noven’s nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Q:	What is the quorum requirement for the meeting?

A:	The quorum requirement for holding the meeting and transacting business is a majority of the outstanding shares entitled to be voted. The shares may be present in person or represented by proxy at the meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares.

Q:	Who will bear the cost of soliciting votes for the meeting?

A:	Noven will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by

Noven’s directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. We have retained the services of Georgeson Shareholder Communications, Inc. to aid in the solicitation of proxies (and for certain consulting services related to Proposal 2) for a fee of approximately $11,000 plus per call fees for any individual solicitations and certain out of pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

Q:	May I propose actions for consideration at next year’s annual meeting of stockholders or nominate for election at next year’s annual meeting of stockholders individuals to serve as directors?

A:	Yes, you may submit proposals for consideration at future stockholder meetings, including director nominations.

Stockholder Proposals for Presentation at Meeting: Our By-Laws govern the submission of nominations for director or other business proposals that a stockholder wishes to have considered at a meeting of stockholders, but which are not included in Noven’s Proxy Statement for that meeting. Under our By-Laws, nominations for director or other business proposals to be addressed at our next annual meeting may be made by a stockholder entitled to vote who has delivered a notice to the Corporate Secretary of Noven no later than the close of business on January 10, 2010 and not earlier than December 11, 2009, which dates are based on the mailing of this Proxy Statement on April 10, 2009. The notice must contain the information required by the By-Laws.

These advance notice provisions are in addition to, and separate from, the requirements that a stockholder must meet in order to have a proposal included in the Proxy Statement under the rules of the U.S. Securities and Exchange Commission (“SEC”).

A proxy granted by a stockholder will give discretionary authority to vote on any matters introduced pursuant to the above advance notice By-Law provisions, subject to the applicable rules of the SEC.

Stockholder Proposals for Inclusion in Proxy: In order for a stockholder proposal to be considered for inclusion in Noven’s Proxy Statement for next year’s annual meeting, the written proposal must be received by Noven’s Corporate Secretary no later than December 11, 2009. Such proposals also will need to comply with SEC regulations regarding the inclusion of stockholder proposals in company sponsored proxy materials.

Copy of By-Law Provisions: You may contact Noven’s Corporate Secretary at Noven’s headquarters for a copy of the relevant By-Law provisions regarding the requirements for making stockholder proposals and nominating director candidates.

PROPOSAL 1 — ELECTION OF DIRECTORS
          The seven persons named below were designated by the Board as nominees for election as directors. All of the nominees have served as directors since the last annual meeting. Sidney Braginsky, a current Noven director, will be retiring on the date of the meeting and will not stand for re-election. Information regarding the business experience of each nominee and their service on boards of directors of public companies is provided below. All directors are elected annually to serve until the next annual meeting and until their respective successors are elected.
          The Board recommends a vote FOR the election to the Board of each of the following nominees.

Peter Brandt Director since 2008 Age 52	Mr. Brandt was appointed to Noven’s Board and to the offices of President and Chief Executive Officer in April 2008. From 1981 until 2007, Mr. Brandt served in a number of executive positions at Pfizer, Inc. (pharmaceuticals). He served as Pfizer’s President — U.S. Pharmaceuticals Operations from August 2006 until January 2007 and as its Senior Vice President — U.S. Pharmaceuticals Operations from January 2006 to August 2006. From 2004 to 2006, Mr. Brandt served as President - Latin America Operations and as Senior Vice President Worldwide Pharmaceuticals — Finance, IT, Planning and Business Development, Pfizer Health Solutions. From 1998 to 2004, he served as Senior Vice President Worldwide Pharmaceuticals, Finance, Planning and Business Development, Pfizer Health Solutions.

John G. Clarkson, M.D. Director since 2000 Age 66	Dr. Clarkson is the Executive Director of the American Board of Ophthalmology and the Dean Emeritus and Professor of Ophthalmology, Miller School of Medicine at the University of Miami. From 1995 to 2006, he served as Professor and Senior Vice President for Medical Affairs and Dean, University of Miami School of Medicine. Dr. Clarkson serves as a director of the American Board of Medical Specialties and as a trustee for the Evelyn F. McKnight Brain Research Foundation.

Donald A. Denkhaus Director since 2004 Age 63	Mr. Denkhaus has, since January 2004, served as the executive chairman of TM Systems, LLC (international language services). Since 2005, he has also served as President and Chief Executive Officer of Integrity Risk Advisors, Inc. (consulting). Mr. Denkhaus was a partner with Arthur Andersen LLP from 1980 to 2002 and served as Arthur Andersen’s audit practice director responsible for Florida and Puerto Rico from 1999 to 2002.

Pedro P. Granadillo Director since 2004 Age 61	Mr. Granadillo was employed by Eli Lilly and Company (pharmaceuticals) from 1970 until 2004. From 1998 to 2004, he served as Eli Lilly’s Senior Vice President overseeing manufacturing, quality and human resources and from 1993 to 1998, he served as Vice President of Human Resources. Mr. Granadillo serves on the board of directors of Nile Therapeutics, Inc. (biopharmaceuticals) and Haemonetics Corporation (medical devices).

Phillip M. Satow Director since 2007 Age 67	Mr. Satow has been a director of Noven since August 2007. From 2004 until August 2007, he served as Chief Executive Officer of JDS Pharmaceuticals, LLC (a company he co-founded, which Noven acquired in August 2007 and which is now known as Noven Therapeutics). In 2000, Mr. Satow co-founded and since such time has served as the President of the Board of Directors of The Jed Foundation, a non-profit organization focused on college mental health and suicide prevention. In 1998, Mr. Satow was appointed President of Forest Pharmaceuticals, a wholly-owned subsidiary of Forest Laboratories, Inc. (pharmaceuticals). From 1985 to 1999, he held a variety of executive positions at Forest Laboratories, including as its Executive Vice President. Prior to joining Forest Laboratories, he served as Vice President and General Manager of the Wallace Laboratories Division of Carter-Wallace, Inc. Previously, Mr. Satow held a variety of executive positions at Pfizer, Inc. over a 14 year period, including Director of Marketing, Pfizer Laboratories, and Vice President, Pfizer Europe. In addition to serving as a director of Noven, Mr. Satow currently serves on the board of directors of Crucell NV (biotechnology).

Robert G. Savage Director since 2004 Age 55	Mr. Savage has been the President of Strategic Imagery LLC (pharmaceutical consulting) since May 2003. He served as Group Vice President and President — General Therapeutics & Inflammation Business of Pharmacia Corporation from 2002 until its acquisition by Pfizer, Inc. in 2003. From 1996 through 2001, Mr. Savage served Johnson & Johnson in a variety of roles, most recently as Worldwide Chairman of Johnson & Johnson’s Pharmaceutical Group. From 1985 to 1996, he served Roche Holding AG in a variety of marketing, business development and operations positions, most recently as Vice President — Marketing, Hoffmann-La Roche, Inc. Mr. Savage serves as the non-executive chairman of EpiCept Corporation (pharmaceuticals) and the presiding director of The Medicines Company, Inc. (pharmaceuticals).

Wayne P. Yetter Director since 2001 Age 63	Mr. Yetter was the Chief Executive Officer of Verispan LLC (health care information) from September 2005 until August 2008 when Verispan was acquired by SDI Health, Inc. From November 2004 to September 2005, he served as the Chief Executive Officer of Odyssey Pharmaceuticals, Inc., the specialty pharmaceutical division of Pliva d.d.

From 2003 to 2005, he served on the Advisory Board of Alterity Partners (mergers and acquisitions advisory firm). From September 2000 to June 2003, Mr. Yetter served as Chairman and Chief Executive Officer of Synavant Inc. (pharmaceutical marketing/technology services). From 1999 to 2000, Mr. Yetter served as Chief Operating Officer at IMS Health, Inc. (information services for the health care industry). From 1997 to 1999, he served as President and Chief Executive Officer of Novartis Pharmaceuticals Corporation (pharmaceuticals). From 1994 to 1997, he served as President and Chief Executive Officer of Astra Merck, Inc. (pharmaceuticals). From 1991 to 1994, Mr. Yetter served as General Manager and then President of Astra Merck, a division of Merck & Co. Mr. Yetter serves on the board of directors of EpiCept Corporation (pharmaceuticals), Synvista Therapeutics, Inc. (pharmaceuticals) and InfuSystem Holdings, Inc. (infusion services).
Governance of the Company
          Pursuant to Noven’s By-Laws and the Delaware General Corporation Law, Noven’s business, property and affairs are managed under the direction of the Board.
          The Board held eight meetings in 2008, and each director who served as a director during 2008 attended more than 75% of the aggregate of the meetings of the Board and the Committees on which he served. Noven typically schedules a Board meeting in conjunction with Noven’s annual meeting and expects that directors will attend the annual meeting, absent a valid reason, such as a schedule conflict. Last year, seven of the eight directors attended Noven’s annual meeting.
          The Board has three standing committees: (1) Nominating and Corporate Governance, (2) Audit and (3) Compensation. The Board has adopted a written charter for each of the three committees. The committee charters are posted in the “Investor Relations-Governance” section of our company website: www.noven.com. Under these charters, each of the standing committees has the authority to, among other things, retain and pay the fees of any advisor it deems necessary to carry out its duties. In addition to the three standing committees, the Board may establish such other standing or special committees as it deems necessary or advisable. Attendance fees for the meetings of the special committees are paid in the same amounts as meetings of the Board and three standing committees, as described below under “Director Compensation.”
          As an important part of its governance of the company, Noven’s Board plans for the succession to the position of Chief Executive Officer. During the second half of 2007 through the first four months of 2008, the Board oversaw the transition of Noven’s chief executive leadership from Robert C. Strauss, who retired from Noven effective January 2, 2008, to Jeffrey F. Eisenberg, who served as Interim Chief Executive Officer and Executive Vice President from January 2008 through the appointment of Peter Brandt to the offices of President and Chief Executive Officer and to the Board effective April 29, 2008. Mr. Eisenberg continues to serve as Noven’s Executive Vice President and as President of Novogyne Pharmaceuticals.
          In connection with its succession planning, the Board separated the roles of Chairman of the Board and Chief Executive Officer. In January 2008, Wayne P. Yetter was appointed Noven’s non-executive Chairman of the Board upon Mr. Strauss’ retirement. Mr. Yetter previously served as Noven’s lead independent director.

          The Board has adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees. The Board has also adopted Corporate Governance Guidelines which, in conjunction with Noven’s Certificate of Incorporation, By-Laws, committee charters and the Code of Business Conduct and Ethics, form the framework for the governance of Noven. Noven’s Corporate Governance Guidelines and the Code of Business Conduct and Ethics are posted in the “Investor Relations-Governance” section of our company website: www.noven.com. If, in the future, we should amend our Code of Business Conduct and Ethics or grant a waiver to our Chief Executive Officer, Chief Financial Officer or principal accounting officer with respect to our Code of Business Conduct and Ethics, then we will post the amendment or a description of the waiver in the “Investor Relations-Governance” section of our company website. We did not amend our Code of Business Conduct and Ethics or grant any such waivers during 2008.
          Noven’s Corporate Governance Guidelines provide that the Board should have a significant majority of independent directors and that the expectation of the Board is that the number of employee directors should not exceed two. The Board has determined that all of the directors, other than Messrs. Brandt and Satow, are “independent” as such term is defined by the applicable listing standards of the Nasdaq Global Select Market. The Board based this determination primarily on a review of the responses of the directors to questions regarding their employment, affiliations and family and other relationships.
Nominating and Corporate Governance Committee
          The Nominating and Corporate Governance Committee provides assistance to the Board in identifying, screening and recommending candidates to serve as directors of Noven. The Committee also oversees matters of corporate governance and provides advice to the Board with respect to Board organization, membership and function.
          The Nominating and Corporate Governance Committee is responsible for proposing to the Board nominees for election or re-election to the Board, based upon recommendations from the Chairman, the Chief Executive Officer, other Board members, and Noven stockholders. Recommendations from stockholders should be submitted to Noven in accordance with the procedures set forth in the Q&A information on page 5. The Nominating and Corporate Governance Committee is empowered to engage third-party executive search firms to assist it in identifying candidates.
          Board candidates are considered by the Nominating and Corporate Governance Committee on a case-by-case basis using various criteria, such as a candidate’s business and industry experience, personal and professional reputation, professional skill, status as an “independent” director, financial expertise and the current composition of the Board. There are no minimum criteria for nomination to the Board, and there are no separate processes or criteria for evaluating candidates nominated by stockholders. After completing its review of the candidate and conducting in-person or telephone interviews, the Nominating and Corporate Governance Committee recommends which candidate or candidates should be nominated for election to the Board. As a general matter, the Nominating and Corporate Governance Committee believes that the continuing services of qualified incumbents promotes stability and continuity in the Board, contributing to the Board’s ability to work as a collective body, while giving Noven the benefit of the familiarity and insight into the Company’s affairs that its directors have accumulated during their tenure. Noven has no term limits or mandatory retirement age with respect to its Board members.
          In addition to identifying, screening and recommending qualified candidates to serve as directors, the Nominating and Corporate Governance Committee:
•	reviews potential conflicts of interest involving prospective Board members;

•	annually reviews and makes recommendations to the Board concerning the Corporate Governance Guidelines;

•	reviews the structure of the Board and the skills and experience of its members;

•	studies and makes recommendations to the Board concerning the size, composition, compensation and functioning of the Board; and

•	reviews and makes recommendations to the Board regarding the composition and responsibilities of Board Committees.
          All of the members of the Nominating and Corporate Governance Committee are “independent” as such term is defined by the applicable listing standards of the Nasdaq Global Select Market.
Members: Mr. Savage (Chairperson) and Dr. Clarkson
Meetings held last year: Three
Audit Committee
          The primary responsibility of the Audit Committee is to oversee Noven’s financial reporting processes and the audits of Noven’s financial statements on behalf of the Board and to report the results of its activities to the Board. The Committee:
•	is directly responsible for the appointment and termination (subject, if applicable, to stockholder ratification), compensation, evaluation and oversight of the work of the independent registered public accounting firm;

•	oversees the resolution of disagreements between management and the independent registered public accounting firm in the event that they arise, including resolution of disagreements between management and the auditor regarding financial reporting;

•	reviews with the individual responsible, if any, for the internal audit function, the independent registered public accounting firm and management of Noven the scope of their proposed audits for the current year and the proposed audit procedures to be utilized;

•	reviews and pre-approves both audit and permissible non-audit services provided by the independent registered public accounting firm and their possible impact on that firm’s independence;

•	reviews and discusses with the independent registered public accounting firm any relationships between the auditor and Noven that may impact that firm’s independence;

•	reviews and advises the Board on the selection, performance, compensation and removal of the individual, if any, responsible for Noven’s internal audit function, and the activities, organizational structure, and qualifications of the individuals involved in the internal audit function;

•	reviews and discusses with management and the independent registered public accounting firm the financial statements of Noven to be included in its periodic filings with the SEC and other relevant reports (such as reports of internal control over financial reporting) or financial information submitted by Noven to any governmental body, or the public;

•	discusses with management and the independent registered public accounting firm the quality, not just acceptability, of the accounting principles (including accounting policies that may be viewed as critical), and the reasonableness of significant judgments, and reviews and considers with the independent registered public accounting firm the matters required to be discussed by Statement of Auditing Standards No. 61, Communication With Audit Committees, as amended by SASs 89 and 90 and Rule 2-07 of Regulation S-X;

•	discusses with management and the independent registered public accounting firm Noven’s critical accounting policies and confers with management and the independent registered public accounting firm on significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects on the financial statements of alternative methods permitted by generally accepted accounting principles;

•	discusses with management and the independent registered public accounting firm as appropriate the integrity of Noven’s financial reporting processes and the quality and adequacy of Noven’s internal control over financial reporting and disclosure controls, including Noven’s systems to monitor and manage business risks;

•	reviews management’s assertion on its assessment of the effectiveness of internal control over financial reporting as of the end of the most recent calendar year, as well as all material issues raised by management’s assessment of internal control over financial reporting;

•	meets with the independent registered public accounting firm outside the presence of management, and discusses the independent registered public accounting firm’s evaluation of Noven’s financial and accounting personnel and the cooperation that the independent registered public accounting firm received during the course of the audit;

•	reviews and, if appropriate, approves or ratifies “related party transactions”;

•	establishes procedures for the receipt, retention and treatment of complaints regarding

Noven’s accounting, internal accounting controls, or auditing matters; and

•	sets Noven’s hiring policies with respect to the hiring of current or former partners, principals, or professional employees of the independent registered public accounting firm.
          The Board of Directors, in its business judgment, has determined that each Audit Committee member is “independent” as such term is defined by the applicable listing standards of the Nasdaq Global Select Market and under Section 10A(m)(3) of the Securities Exchange Act of 1934. Noven has identified Donald A. Denkhaus as an “audit committee financial expert” as that term is defined in applicable regulations of the SEC.
Members: Messrs. Denkhaus (Chairperson), Braginsky and Granadillo
Meetings held last year: Eight
Compensation Committee
          The Compensation Committee provides assistance to the Board in fulfilling its responsibility to oversee and participate in the creation and administration of Noven’s executive compensation programs and practices. The Committee:
•	reviews and determines the annual salary, bonus, equity compensation and other benefits of the executive officers of Noven;

•	reviews, approves and, if appropriate, negotiates all employment, termination and other compensation-related agreements with the executive officers of Noven;

•	reviews the operation of Noven’s executive compensation programs and establishes and reviews policies for their administration; and

•	administers Noven’s equity compensation plans including approving grants of equity compensation under Noven’s 1999 Long-Term Incentive Plan.
          The Compensation Committee has retained a compensation consultant to assist the Compensation Committee in the design and implementation of various compensation policies and programs for Noven’s executive officers. This consultant, Pearl Meyer & Partners (“PM&P”), reports directly to the Compensation Committee and any new projects undertaken by PM&P on behalf of Noven must be approved by the Chairman of the Compensation Committee.
          Noven’s Chief Executive Officer and Vice President—Human Resources work closely with the Compensation Committee on compensation matters and Noven’s Chief Executive Officer recommends to the Compensation Committee compensation amounts for Noven’s other executive officers. The Compensation Committee meets with the Chief Executive Officer to discuss his performance, but ultimately decisions regarding his compensation and the terms of his employment agreement are made solely based upon the Compensation Committee’s deliberations. The Compensation Committee has final approval of all compensation amounts and formulas applicable to benefit plans in which executive officers participate.
          All of the members of the Compensation Committee are “independent” within the meaning of the applicable listing standards of the Nasdaq Global Select Market.
Members: Dr. Clarkson (Chairperson), Messrs. Granadillo and Savage
Meetings held last year: Five

Related Party Transactions
          The Board has adopted a policy and procedures for the review and approval of transactions in which Noven and its directors, executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest and whether Noven should enter into the applicable transaction. The policy covers any related party transaction that meets the minimum threshold for disclosure in Noven’s proxy statement under the relevant SEC rules. The Audit Committee is responsible for reviewing and, if appropriate, approving or ratifying any related party transactions.
          In determining whether to approve, disapprove or ratify a related party transaction, the Audit Committee will take into account, among other factors it deems appropriate, (i) whether the transaction is on terms no less favorable to Noven than terms that would otherwise be generally available to Noven if the transaction was entered into under the same or similar circumstances with a party unaffiliated with Noven and (ii) the extent of the interest of the related party in the transaction.
          Set forth below is a description of certain transactions between Noven and Mr. Phillip M. Satow, a current Noven director and a nominee for director at the 2009 Annual Meeting of Stockholders.
          On August 14, 2007 (the “Closing Date”), Noven acquired JDS Pharmaceuticals, LLC (now known as “Noven Therapeutics”), which was a privately-held specialty pharmaceutical company founded by Phillip Satow and his son Michael Satow. In connection with Noven’s acquisition of this company, Noven entered into a Non-Competition Agreement and a Consulting Agreement with Phillip Satow and a Non-Competition and Employment Agreement with Michael Satow. As described in more detail below, the Consulting Agreement with Phillip Satow expired in August 2008 and the employment term of the Non-Competition and Employment Agreement with Michael Satow expired in February 2008.
          The Consulting Agreement (the “Consulting Agreement”) with Phillip Satow commenced in August 2007 and expired in August 2008. Under the Consulting Agreement, Mr. Satow agreed to provide such consulting services with respect to Noven Therapeutics’ business as requested by Noven. Mr. Satow was paid a consulting fee of $250 per hour of services rendered and be reimbursed for the necessary and reasonable expenses he incurred in the performance of his services. The total fees paid to Mr. Satow under the Consulting Agreement in 2008 were $50,500.
          Pursuant to the Non-Competition and Employment Agreement (the “Employment Agreement”), dated August 2007, with Michael Satow, Noven Therapeutics employed Michael Satow for a period of six months, from the Closing Date until February 2008 (the “Retention Period”), at the same rate of base salary as in effect immediately prior to the Closing Date, which was $265,200 per year. Mr. Satow, who ceased to be a Noven Therapeutics employee at the end of the Retention Period, was paid the following additional amounts under the

Employment Agreement for his continued employment through the Retention Period: (i) an annual bonus for Noven Therapeutics’ 2007 fiscal year of $63,000; and (ii) a lump sum payment of $132,600 (together, the “Bonus Payments”). Under the Employment Agreement, Mr. Satow also received a lump sum cash payment of $265,200.
          Each of Phillip Satow and Michael Satow continue to be bound by certain non-competition obligations to Noven that continue in effect through August 2010 for Phillip Satow and through August 2009 for Michael Satow. The Non-Competition Agreement (the “Non-Competition Agreement”), dated August 14, 2007, with Phillip Satow restricts his ability, during the three-year period which commenced on the Closing Date, to become “associated with” (as such term is defined in the Non-Competition Agreement) any business that is engaged in the acquisition, manufacture, development or sale of pharmaceutical or biotechnology products that compete with any Noven Therapeutics products that are sold or are under active development. In accordance with the Non-Competition Agreement, Mr. Satow received on the Closing Date stock-settled stock appreciation rights (“SSARs”) with respect to 44,297 shares of Noven common stock, which reflected an aggregate Black-Scholes value equal to $265,200. All such SSARs fully vested upon grant and are exercisable at an exercise price of $16.67 per share for a period of seven years from the grant date.
          The foregoing descriptions of the Non-Competition Agreement, the Consulting Agreement and the Employment Agreement are qualified in their entirety by reference to the full text of such agreements, which Noven previously filed as exhibits to its reports filed with the SEC.
Stockholder Communication with Directors
          As specified in Noven’s Corporate Governance Guidelines, Noven stockholders who want to communicate with the Board or any individual director may write to:
Noven Pharmaceuticals, Inc.
11960 SW 144th Street
Miami, FL 33186
Attn: General Counsel
          The letter should include a statement indicating that the sender is a Noven stockholder. The General Counsel will review all stockholder letters to the Board and depending on the subject matter will:
•	Regularly forward any letter that relates to the function of the Board or committees of the Board (or is otherwise appropriate for Board attention) to the director or directors to whom it is addressed;

•	Attempt to handle the inquiry directly if it relates to routine or ministerial matters, including requests for information about Noven and stock-related matters; or

•	Not forward the letter if it relates to an improper or irrelevant topic.
          The General Counsel or another member of management will, at each meeting of the Board, present a summary of all letters received since the last meeting that were not forwarded to the Board and will make those letters available to the Board upon request.

Director Compensation
          The following table provides information on Noven’s compensation and reimbursement practices for non-employee directors. Directors who are employed by Noven do not receive any additional compensation for their Board activities and are not included in this table.
Director Compensation in 2008

					Change
					in
					Pension
					Value
				Non-	and Non-
				Equity	Qualified
	Fees			Incentive	Deferred	All
	Earned or	Stock	Option	Plan	Compen-	Other
	Paid in	Awards	Awards	Compen-	sation	Compen-
Name	Cash	(1)(2)	(2)(3)	sation	Earnings	sation	Total

Sidney Braginsky	$33,000	$118,750	$0	$0	$0	$0	$151,750
John G. Clarkson	39,750	118,750	0	0	0	0	158,500
Donald A. Denkhaus	43,500	118,750	0	0	0	0	162,250
Pedro P. Granadillo	46,500	118,750	0	0	0	0	165,250
Phillip M. Satow(4)	24,750	93,750	0	0	0	0	118,500
Robert G. Savage	41,250	118,750	0	0	0	0	160,000
Wayne P. Yetter	90,233	118,750	0	0	0	0	208,983

(1)	Represents the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2008 in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“FAS 123(R)”). Each non-employee director received a restricted stock award upon his re-election to the Board at the 2008 Annual Meeting. The grant date fair value of the restricted stock award computed in accordance with FAS 123(R) for each director was $125,000. Such awards vest over a one-year period in four equal quarterly installments.

(2)	Set forth in the table below are the aggregate number of stock awards and aggregate number of shares of common stock underlying options held by each non-employee director as of December 31, 2008.

		Shares of
		Common Stock
		Underlying
	Outstanding	Outstanding
Name	Stock Awards	Option Awards
Sidney Braginsky	20,219	37,500
John G. Clarkson	20,219	15,000
Donald A. Denkhaus	20,219	30,000
Pedro P. Granadillo	20,219	22,500
Phillip M. Satow	19,119	0
Robert G. Savage	20,219	30,000
Wayne P. Yetter	20,219	40,000

(3)	No stock options were granted to the non-employee directors in 2008 as compensation for serving on Noven’s Board.

(4)	Does not include amounts paid to Mr. Satow under his Consulting Agreement in 2008, which are described in “Related Party Transactions” beginning on page 13.
          Noven uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, Noven considers the significant amount of time that directors expend in fulfilling their duties to Noven as well as the skill-level required by Noven of members of the Board. The Board sets director compensation based on the recommendations of the Nominating and Corporate Governance Committee and Compensation Committee.
Cash Compensation Paid to Board Members
          Each non-employee director receives an annual cash retainer of $20,000. For his services as Noven’s Non-Executive Chairman of the Board, Mr. Yetter receives an annual retainer of $50,000. Following a review of benchmark data prepared by PM&P and in recognition of the increased workload for those directors serving as committee chairs, the Board decided, effective May 2009, to increase by $5,000 the annual retainers for the chairs of the standing committees resulting in the amounts set forth below:

Committee	Annual Retainer to Chair
Audit	$15,000
Compensation	$10,000
Nominating and Corporate Governance	$10,000
          The cash retainers are paid following the annual meeting of stockholders on a quarterly basis in advance. Non-employee directors receive attendance fees of $1,500 for each Board and committee meeting attended in person and $750 for each Board and committee meeting attended by telephone. Noven reimburses directors for their expenses incurred related to their Board membership.

Equity Compensation Paid to Board Members
          Under Noven’s current director compensation program, each non-employee director is granted restricted stock valued at $150,000 upon election to the Board and then receives annual grants of restricted stock valued at $125,000 upon re-election to the Board at Noven’s annual meeting. Following a review of benchmark data prepared by PM&P, and in light of the significant responsibilities associated with the role of Noven’s non-executive Chairman of the Board, the Board increased the value of the annual restricted stock grant for the position of non-executive Chairman from $125,000 to $155,000 effective May 2009. The Board may increase or decrease the value of the awards from time to time based on such factors as the Board deems relevant. The number of shares of restricted stock granted will be determined based on the market price of Noven’s common stock on the date of grant.
Deferred Compensation Program
          Directors can defer receipt of their fees and their restricted stock grants by participating in Noven’s non-qualified deferred compensation plan. A more complete description of the plan is provided below on page 36 under “Non-qualified Deferred Compensation in 2008.”
Executive Compensation
Compensation Discussion and Analysis
          This section discusses Noven’s compensation policies and programs applicable to the eight executive officers named in the Summary Compensation Table on page 31 (collectively, these individuals are referred to as the “named executive officers”). Under its charter, the Compensation Committee is responsible for the review and determination of compensation for Noven’s executive officers. No discussion or analysis of the compensation determinations made by the Compensation Committee with respect to Mr. Mantelle are included in this section because he ceased to be an “executive officer” (as such term is defined in the regulations of the SEC) in 2008 in connection with the hiring of Mr. Dinh to serve as Noven’s Vice President and Chief Scientific Officer.
Compensation Philosophy and Objectives
          The core objectives of Noven’s compensation programs are to secure and retain the services of high quality executives and to provide compensation to Noven’s executives that is commensurate and aligned with company performance and long-term stockholder value.
          Noven seeks to achieve these objectives through three principal compensation programs. Each of these programs has a different purpose and is intended to reward achievement of different goals.

Program	Purpose
Base Salary and Benefits	Recruit and retain key employees

Annual Incentive Plan	Reward the achievement of selected annual financial and non-financial goals

Long-term Incentive Pay	Enhance long-term stockholder value by aligning the interests of executives with those of stockholders
          These compensation programs are designed to reward achievement of annual and long-term objectives. Achievement of annual objectives is rewarded through the annual incentive plan, while long-term incentive pay in the form of equity grants is intended to link a significant portion of compensation to long-term stock price appreciation realized by Noven’s stockholders.
Pay Levels and Mix
          Pay levels are generally established with reference to Noven’s Peer Companies (as described below) as follows:

Program	Targeted Level
Base Salary	Median to Peer Companies

Annual Incentive Award	Median to Peer Companies

Long-term Incentive Pay	75th Percentile to Peer Companies
          Together, these target pay levels are designed to result in total target compensation (base salary, the annual incentive award and value at grant of the equity award) opportunities falling between the median and the 75th percentile of the Peer Companies. Noven’s target compensation levels have been selected to attract the talent needed to: maintain and advance Noven’s position as a leading transdermal drug delivery company; advance the operations of Novogyne Pharmaceuticals, Noven’s joint venture with Novartis; and advance the operations of Noven Therapeutics, Noven’s specialty pharmaceutical unit.
          Noven’s target pay levels reflect its philosophy that a significant percentage of an executive officer’s total compensation should be tied to performance, and therefore be at risk. Noven believes that individuals with greater roles and responsibilities associated with achieving Noven’s performance targets (such as the CEO) should bear a greater proportion of the risk that those goals may not be achieved and receive a greater proportion of the reward if those goals are met or surpassed.
          In designing Noven’s executive compensation programs, the Compensation Committee recognizes that incentive compensation programs such as Noven’s Annual Incentive Plan (“AIP”) and stock-settled stock appreciation rights (“SSARs”) have the inherent but unintended potential for creating incentives for executive officers to take unnecessary or excessive risks in order to trigger payments under such programs.

The Compensation Committee believes that Noven’s compensation programs strike an appropriate balance between incentive and non-incentive compensation and that Noven’s incentive programs likewise reflect an appropriate balance between short-term and long-term incentives and between cash and equity payments. Based in part on an enterprise-wide risk assessment reviewed by Noven’s Board in February 2009, the Compensation Committee believes that Noven’s compensation programs are appropriate given Noven’s business and related circumstances and do not encourage unnecessary or excessive risk-taking by executive officers.
Benchmarking
     The Compensation Committee has retained a compensation consultant every other year since 2001 to assist in the benchmarking process. In 2007, the Compensation Committee engaged Pearl Meyer & Partners (“PM&P”) to conduct an independent review of Noven’s executive compensation programs. As part of this engagement, PM&P reviewed the list of companies used by Noven for benchmarking purposes. Based on this review, the Compensation Committee selected the following 21 companies as Noven’s peer companies in 2007:

Adams Respiratory Therapeutics*	Enzon Pharmaceuticals	Nektar Therapeutics

Albany Molecular Research	Intermune	Pharmion*

Bentley Pharmaceuticals*	Ligand Pharmaceutical	Salix Pharmaceuticals

Biomarin Pharmaceutical	Martek Biosciences	Savient Pharmaceuticals

Bradley Pharmaceuticals*	Matrixx Initiatives	Sciele Pharma*

Cubist Pharmaceuticals	Myriad Genetics	Techne

Digene*	Nabi Biopharmaceuticals	Vertex Pharmaceuticals

*	Removed from list after 2007 because information is no longer available due primarily to acquisitions.
          These companies, which are pharmaceutical-related companies, were chosen primarily on the basis of revenues. To give effect to Noven’s 49% interest in Novogyne (Noven’s joint venture with Novartis, the net revenues of which are not included in Noven’s financial results), Noven’s revenues, for benchmarking purposes, are combined with 49% of the revenues of Novogyne. These peer companies’ revenues ranged from 50% to 200% of Noven’s revenues as determined above. Companies for which information is no longer available (due primarily to acquisitions) are shown with an asterisk in the table above and have been removed from the list of peer companies. Since not all compensation data is made publicly available by the companies listed in the table, Noven also uses published and private pay surveys for analysis of executive pay at comparably-sized pharmaceutical companies in the benchmarking process. While the Compensation Committee relied on the data points produced in these surveys, it did not predicate its compensation decisions on the specific companies that participated in such surveys. In this report, these companies and those listed in the table above are collectively referred to as Noven’s “Peer Companies.”
Base Salary
          Noven targets base salaries for its executive officers generally based on the median base salary of similarly situated officers at the Peer Companies. Salary levels are typically determined annually at the Compensation Committee’s November meeting, as well as upon appointment, promotion or other change in job responsibilities. Each executive officer’s base salary is determined by the Compensation Committee, in consultation with our CEO, based on the executive officer’s particular qualifications, skills and experience, the expected roles and responsibilities of the position, market data prepared by PM&P and the level of compensation required to attract and retain the executive officer. In determining 2009 base salaries for the named executive officers, the Compensation Committee reviewed the results of seven salary budget surveys conducted by third-party compensation sources indicating that the surveyed companies expected to increase executive salaries by 3.9% to 4.1% in 2009.
          Based on the foregoing, the Compensation Committee has approved the following base salaries, effective January 1, 2009, for the current named executive officers:
•	Peter Brandt — Mr. Brandt’s base salary for 2008 was determined as a result of the arms-length negotiation of his employment agreement, dated April 29, 2008, the material terms of which are described beginning on page 27 below. The factors that the Compensation Committee considered in its decision to approve Mr. Brandt’s 2008 base salary (as well as the other components of his compensation) included an assessment of his qualifications, skills and experience, market data and the level of compensation required to attract and retain Mr. Brandt. In November 2008, the Compensation Committee awarded Mr. Brandt a 5% merit increase in recognition of his performance toward achievement of a range of pre-defined objectives addressing issues faced by Noven in 2008, which merit increase was pro-rated based on the number of days Mr. Brandt was employed by Noven in 2008. Accordingly, the Compensation Committee granted Mr. Brandt a 2009 base salary increase of 3.3% to $674,375.

•	Jeffrey F. Eisenberg — In November 2008, the Compensation Committee granted Mr. Eisenberg a 2009 base salary increase of 4.1% to $380,000 to recognize his efforts in advancing Noven’s strategic objectives.

•	Michael D. Price — In November 2008, the Compensation Committee increased Mr. Price’s 2009 base salary by $39,000, or 13.9% to $325,000, which is composed of a $25,000 adjustment to align his base salary with the median salary for chief financial officers based on the Peer Company data and a $14,000 or 4.5% merit increase to recognize his performance in 2008.

•	Richard P. Gilbert — In November 2008, the Compensation Committee granted Mr. Gilbert a 2009 base salary increase of 5.0% to $273,000 to recognize his 2008 performance.

•	Steven M. Dinh — Mr. Dinh’s 2008 base salary was determined upon joining Noven as a result of the arms-length negotiation in connection with Mr. Dinh’s recruitment and offer of employment. In November 2008, the Compensation Committee awarded Mr. Dinh a 4.0% merit increase in recognition of his performance in 2008, which merit increase was pro-rated based on the number of days Mr. Dinh was employed by Noven in 2008. Accordingly, the Compensation Committee granted Mr. Dinh a 2009 base salary increase of 2.3% to $312,117.

•	Joel S. Lippman, M.D. — Dr. Lippman’s 2008 base salary was determined upon joining Noven as a result of the arms-length negotiation in connection with Dr. Lippman’s recruitment and offer of employment. In November 2008, the Compensation Committee awarded Dr. Lippman a 4.3% merit increase in recognition of his performance in 2008, which merit increase was pro-rated based on the number of days Dr. Lippman was employed by Noven in 2008. Accordingly, the Compensation Committee granted Dr. Lippman a 2009 base salary increase of 2.2% to $332,000.
Annual Incentive Plan
          Noven’s annual incentive plan, or AIP, is intended to motivate executives by recognizing and rewarding annual corporate and individual performance. The Compensation Committee believes that performance-based annual incentives, in the form of cash incentives, should represent a meaningful component of Noven’s executive compensation program.
          While the basic framework of the AIP has not changed significantly over the past several years, the Compensation Committee annually reevaluates the parameters of the program based on Noven’s then-current circumstances, as well as the performance and/or goals that the Compensation Committee deems critical for the success of the Company.
          All of the named executive officers other than Mr. Brandt participated in the 2008 AIP. As discussed below, the 2008 annual incentive for Mr. Brandt, who joined Noven in April 2008, was determined under a separate plan—the 2008 CEO Incentive Plan—designed to qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).
Determination of Awards under the 2008 AIP for the NEOs other than Mr. Brandt
          The determination of awards under the 2008 AIP for the named executive officers was based on two primary factors:
•	Financial Performance. Noven’s 2008 financial performance compared to pre-established financial measures.

•	Individual Performance Objectives. An executive officer’s performance in meeting his or her “individual performance objectives.”
          Under the 2008 AIP, Noven’s financial performance established the size of a potential award. To the extent that Noven’s actual financial performance was equal to, greater than or less than Noven’s financial performance targets described below, then an executive’s annual incentive award would be equal to, greater than or less than his or her target award. However, one-half of this award (as adjusted for financial performance) was subject to the executive officer’s performance in achieving his or her individual performance objectives. An executive officer’s failure to achieve his or her individual performance objectives at 100% resulted in a corresponding reduction in one-half of the executive officer’s award under the 2008 AIP.
          The Compensation Committee selected target incentive bonus awards as fixed percentages of base salaries for the named executive officers. The 2008 target AIP awards were set between 45% and 50% of base salary for each of the named executive officers participating in the 2008 AIP. In determining the target AIP awards for the named executive officers, the Compensation Committee considered market data, including the 2007 benchmarking study, which indicated that these target awards approximated the median for similarly situated executives at the Peer Companies.
          The financial measures selected by the Compensation Committee for the 2008 AIP were:
•	Revenues. Total combined net revenues of Noven and Novogyne adjusted to exclude Noven’s total product revenues from sales to Novogyne.

•	Pre-Tax Income. Noven’s pre-tax income adjusted to exclude clinical expenses.
For the revenue measure, the Compensation Committee added Novogyne revenues to the calculation because Noven is responsible for the sales and marketing function of the joint venture. Each measure was weighted equally for purposes of AIP calculations.
          The revenue and pre-tax income target matrix approved for the 2008 AIP are summarized as follows:

Revenue		Pre-Tax Income
Performance		Performance
Achieved	Award	Achieved	Award
(% of Target)	(% of Target)	(% of Target)	(% of Target)
< 85%	0%	< 80%	0%
85%	50%	80%	50%
92.5%	75%	90%	75%
100%	100%	100%	100%
120%	182%	120%	120%
141%	265%	140%	180%
          The Compensation Committee established the financial performance targets for the 2008 AIP in the first quarter of 2008 based on its assessment of the expected difficulty of management achieving the performance targets in 2008. There was no limit on the maximum percentage payout for either the pre-tax income or revenue measures.
          Revenue and pre-tax income in 2008 (as adjusted in the manner described above) were $248.1 million and $35.5 million, respectively. Based on Noven’s reported financial results, Noven’s adjusted financial performance for 2008 would have resulted in an award equal to 108.7% of an individual’s target award under the 2008 AIP, calculated as follows:

Revenues		Pre-Tax Income
Performance	Award	Performance	Award
Achieved	(% of Target)	Achieved	(% of Target)
103.8%	110.1%	107.2%	107.2%
          Consistent with prior years, the 2008 AIP gave the Compensation Committee the discretion to increase or decrease performance goals and target awards to reflect changed circumstances. For the 2008 AIP, the Compensation Committee reviewed certain non-recurring and unusual events affecting Noven’s 2008 financial performance. Based on this review, the Compensation Committee excluded several items from the calculation of pre-tax income under the 2008 AIP that were not contemplated when the 2008 AIP was adopted in the first quarter of the year. The net effect of excluding such items resulted in the reduction of the financial performance portion of the award from 108.7% to 104.1%. Following further review of Noven’s performance in 2008 and upon the recommendation of Noven’s management, the Compensation Committee decided to further exercise its negative discretion under the 2008 AIP and reduced the financial performance portion of the award to 100%.
          For the non-financial portion of the award under the 2008 AIP, each of the named executive officer’s performance was assessed in meeting his or her individual performance objectives based on a combination of objective standards and subjective assessments of performance. Participating named executive officers achieved their individual performance objectives and the portion of their incentive awards under the 2008 AIP applicable to individual performance objectives were accordingly paid at target.
          The amounts paid to each of the named executive officers participating in the 2008 AIP are set forth in the column titled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table on page 31.
Determination of 2008 Bonus for Mr. Brandt
          As noted above, Mr. Brandt’s bonus for 2008 was determined under the 2008 CEO Incentive Plan. Mr. Brandt joined Noven in April 2008 and, in order to comply with Section 162(m) of the Code, the financial measures (revenues and pre-tax income calculated in the same manner as the 2008 AIP) under the 2008 CEO Incentive Plan are based on Noven’s financial results for the nine months ended December 31, 2008. The 2008 CEO Incentive Plan allocates 70% of his award based on Noven’s financial performance and 30% on individual performance objectives. The other terms and conditions of the 2008 CEO Incentive Plan are substantially similar to the terms of the 2008 AIP applicable to the other named executive officers. In accordance with the terms of Mr. Brandt’s employment agreement (see discussion below), Mr. Brandt’s target award under the 2008 CEO Incentive Plan was 75% of his base salary based on the number of days Mr. Brandt was employed by Noven in 2008.
          Based on Noven’s reported financial results, Noven’s adjusted financial performance for the nine months ended December 31, 2008 would have resulted in an award equal to 114.3% of Mr. Brandt’s target award under the 2008 CEO Incentive Plan, calculated as follows:

Revenues		Pre-Tax Income
Performance	Award	Performance	Award
Achieved	(% of Target)	Achieved	(% of Target)
105.8%	115.5%	113.1%	113.1%
          The Compensation Committee exercised its discretion under the 2008 CEO Incentive Plan and reduced the financial performance portion of the award to 100% in the same manner as described above for the 2008 AIP for the other named executive officers. The rationale for this decision was that the Compensation Committee believed that the assessment of financial performance under the two annual incentive plans should be the same. The Compensation Committee determined that Mr. Brandt achieved all of his individual performance objectives for 2008. The amounts paid to Mr. Brandt under the 2008 CEO Incentive Plan are set forth in the column titled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table on page 31.
          In recognition of Mr. Brandt’s performance in 2008, the Compensation Committee determined in February 2009 that Mr. Brandt should receive a supplemental incentive payment of $218,750. In lieu of a cash award, the Compensation Committee decided to pay such award in the form of an immediately exercisable SSAR because it is more performance-based than a cash award. Accordingly, Mr. Brandt was granted a SSAR on February 4, 2009 to purchase 62,712 shares of common stock at an exercise price of $9.47 per share, the closing price on the date of grant. Among other reasons, the Compensation Committee selected a SSARs award instead of a cash award in order for this award to qualify as “performance-based compensation” under Section 162(m) of the Code.
2009 Annual Incentive Plan
          The Compensation Committee has approved an annual incentive plan for 2009. The financial measures selected by the Compensation Committee for the 2009 AIP are:
•	Revenues. Total combined net revenues of Noven and Novogyne adjusted to exclude Noven’s total product revenues from sales to Novogyne.

•	Pre-Tax Income. Noven’s pre-tax income. The Compensation Committee decided to treat clinical expenses in the same manner as all other expenses and accordingly, clinical expenses are not excluded from the calculation of pre-tax income under the 2009 AIP.
          The percentage amounts of the performance matrix (award amounts based on performance) for the 2009 AIP were adjusted based on the Compensation Committee’s assessment of the difficulty in achieving the 2009 financial targets. Based on the potential for competitive harm to Noven, the specific dollar values of the financial targets under the 2009 AIP are not disclosed. Although no assurance can be given, the Compensation Committee believes that it is reasonably likely (although not certain or assured) that Noven will meet the minimum level of performance to trigger some incentive plan payment (i.e., at levels greater than or equal to 50% of target) under the 2009 AIP. The Compensation Committee further believes that achievement of the 2009 AIP’s financial target performance criteria is substantially uncertain and represents an appropriate challenge for Noven and its executive management team.
          The 2009 individual targets for cash incentives as a percentage of base salary for the named executive officers are unchanged from the 2008 levels discussed above. The 2009 AIP allocates 60% of an executive’s 2009 AIP award based on Noven’s financial performance and 40% based on individual performance objectives. In order to incentivize individual performance independent of Noven’s financial performance, an executive may receive an award based on individual performance under the 2009 AIP whether or not minimum corporate financial performance thresholds have been met.

Long-Term Incentive Pay
          Long-term incentive pay in the form of equity grants is intended to relate a significant portion of compensation for the named executive officers to long-term stock price appreciation realized by Noven’s stockholders.
          Starting in 2006, the Compensation Committee began granting SSARs in lieu of stock options. A SSAR entitles the holder to receive upon exercise the shares of common stock, on a net after-tax basis, equal in value to the amount by which the underlying stock has appreciated since the right was granted. While SSARs offer participants a similar economic benefit as stock options, the Compensation Committee believes SSARs provide additional benefits to Noven, including reduced share dilution over the long term.
2008 Annual Grant of SSARs
          The determination of annual equity grants to the named executive officers in 2008 was made with reference to ranges established as part of the 2007 executive compensation study conducted by PM&P, the executive’s level of responsibility and the recommendation at the time of Mr. Brandt (other than for his award). The Compensation Committee targeted long-term incentive grants at the market 75th percentile based on Noven’s philosophy of having significant incentives in place that provide value based on increases in shareholder value. The combination of market median cash compensation (salary and annual incentive opportunities) and 75th percentile equity opportunities provides total compensation between the median and market 75th percentiles.
          The following table shows the grant date fair value (using the Black-Scholes pricing model) and the number of shares of common stock underlying the SSARs granted to the named executive officers as part of the 2008 annual grant:

	Grant Date	Number
Executive	Fair Value	of Shares
Peter Brandt*	$985,703	188,471
Jeffrey F. Eisenberg	$375,000	71,702
Michael D. Price	$350,000	66,922
Richard P. Gilbert	$350,000	66,922
Steven M. Dinh*	$201,833	39,038
Joel S. Lippman, M.D.*	$175,000	33,461

*	As discussed below, Messrs. Brandt and Dinh and Dr. Lippman also received equity grants in 2008 upon joining Noven. The annual grants of SSARs to these executive officers in November 2008 were reduced pro-rata based on the number of days they were employed by Noven in 2008—and therefore are less than what they otherwise would have received had they been employed by Noven for the entire year in 2008.
          Under the 1999 Plan, the exercise price of SSARs (and stock options) may not be less than the closing price of Noven’s common stock on the date of grant.

Employment Agreement — Mr. Brandt
          Noven’s insider trading policy prohibits hedging or monetization transactions, such as zero-cost collars and forward sale contracts. Noven’s policies do not include share-retention or equity ownership requirements for its executive officers. A 2007 review of the Peer Companies indicated that only four of the 21 Peer Companies had share-retention or equity ownership guidelines for executive officers. Nonetheless, the Compensation Committee continues to monitor evolving practices in this area and intends to review whether to implement share-retention guidelines as part of the 2009 compensation study to be conducted by PM&P.
          Noven’s current form of equity award agreements contains clawback provisions. Under these provisions, executives who violate any non-competition, confidentiality or other obligation owed to Noven will forfeit any outstanding award as of the date of the violation and will have to return any gains realized in the twelve months prior to such violation. These provisions serve to protect Noven’s intellectual property and business enterprise and help ensure that executives act in the best interests of Noven and its stockholders.
2008 New Hire Equity Grants
          In order to attract and incentivize new hires, initial equity grants are typically larger than annual grants. In addition to the annual grant discussed above, Messrs. Brandt and Dinh and Dr. Lippman received the following equity awards in 2008 in connection with their respective appointments:

	SSARs		Restricted Stock
	Grant Date	Number	Grant Date	Number
Executive	Fair Value	of Shares	Fair Value	of Shares
Peter Brandt	$1,300,000	311,529	$2,275,000	250,000
Steven M. Dinh	$300,000	53,107	n/a	n/a
Joel S. Lippman, M.D.	$400,000	78,520	n/a	n/a
          A discussion of the equity awards granted to Mr. Brandt upon joining Noven is included below in the discussion of his employment agreement. The SSARs granted to Mr. Dinh and Dr. Lippman upon joining Noven were determined as a result of the arms-length negotiation between Noven and each of the executive officers in connection with each such executive officer’s recruitment and offer of employment.
Benefits
          Benefits for the executive officers are established based upon an assessment of competitive market factors and, to a lesser extent, a determination of what is needed to attract and retain talent. Except as described herein, executive officers are generally entitled to the same health, welfare and retirement benefits provided to all of our employees. In addition, Noven reimburses the following costs for executive officers: airline club membership, certain financial planning services, executive physical examinations and communication equipment and monthly usage fees.

          On April 29, 2008, Noven entered into an employment agreement with Mr. Brandt as President and Chief Executive Officer. The initial two-year term of the agreement expires on April 28, 2010 and will continue for consecutive one-year terms unless the agreement is terminated by either party under certain conditions. Mr. Brandt’s annual base salary under the employment agreement was set at $650,000 for 2008, subject to further increases at the discretion of the Board. Mr. Brandt’s annual target incentive bonus under Noven’s annual incentive plan during the term will be at least 75% of his base salary. Under his agreement, Mr. Brandt receives a non-accountable automobile expense allowance of $850 per month and is entitled to participate in all incentive, savings and retirement plans, as well as welfare benefit plans that are available to Noven’s executive officers.
          In connection with his employment agreement, Mr. Brandt was granted the equity awards described above under the caption “2008 New Hire Equity Grants.” As with Mr. Dinh and Dr. Lippman, the new hire equity grants to Mr. Brandt were the result of an arms-length negotiation between Noven and Mr. Brandt in connection with Mr. Brandt’s recruitment and offer of employment. For Mr. Brandt, the Compensation Committee selected a combination of SSARs, time-vested restricted stock and performance-based restricted stock for Mr. Brandt’s new hire equity grants in order to meet several incentive objectives.
•	Mr. Brandt was granted SSARs to acquire 311,529 shares of common stock, which vest in four annual installments over four years. The Compensation Committee included SSARs in Mr. Brandt’s new hire equity package in order to align his interests with those of Noven’s stockholders.

•	Mr. Brandt was granted 100,000 shares of restricted stock, of which 50,000 shares were immediately vested and the remaining 50,000 shares vest annually in three annual installments over three years. The Compensation Committee included such restricted stock in Mr. Brandt’s new hire equity package because of its enhanced retention value.

•	Mr. Brandt was also granted 150,000 shares of performance-based restricted stock that vest as follows: (i) 50,000 shares upon Noven attaining annual pre-tax income over $50 million; (ii) 50,000 shares upon Noven attaining annual pre-tax income over $75 million; and (iii) 50,000 shares upon Noven attaining annual pre-tax income over $100 million. The Compensation Committee selected these performance goals based on its belief that achievement of these goals would result in significant value to Noven and its stockholders. In 2008, Noven’s pre-tax income was $32.8 million. These 150,000 shares of restricted stock are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.
          If, prior to a “change in control”, the employment agreement is terminated by Noven “without cause” or by Mr. Brandt for “good reason” (as such terms are defined in the employment agreement), then Mr. Brandt is entitled to: (i) a severance payment in an amount equal to 18 months of his then-base salary, payable at such time as his salary would have otherwise been payable; (ii) a pro-rated award (based on the date of termination) under Noven’s annual incentive plan based on his target incentive percentage; and (iii) immediate vesting of the SSARs awarded to him on April 29, 2008 and up to a total of 50,000 shares of the restricted stock that vests on the first, second and third anniversary of the employment agreement. If Noven declines to renew the employment agreement, Mr. Brandt is not entitled to a cash severance payment, but would be entitled to receive the benefits described in (ii) and (iii) of this paragraph.
          If, following a “change of control”, Mr. Brandt is terminated for any reason other than death, disability or for “cause”, or he terminates the employment agreement for “good reason” (as defined in the employment agreement), or if Noven declines to renew the employment agreement for at least the two-year period following the change of control, then Mr. Brandt is entitled to a severance payment equal to two times his “annual base salary” and “highest annual bonus” (as defined in the employment agreement). The employment agreement also provides that he is entitled to continue to participate in Noven’s welfare benefit plans for the full two-year period following the change of control. In the event that any payments made in connection with a change of control would be subjected to the excise tax imposed by Section 4999 of the Code, Noven would be required to “gross-up” Mr. Brandt’s compensation for all federal, state and local income and excise taxes and any penalties and interest thereon.
Compensation to Mr. Eisenberg as Interim Chief Executive Officer
          In January 2008, Noven appointed Mr. Eisenberg as Executive Vice President and Interim Chief Executive Officer. Prior to then, Mr. Eisenberg had been serving as Senior Vice President - Strategic Alliances. Since the appointment of Mr. Brandt as Noven’s Chief Executive Officer in April 2008, Mr. Eisenberg has served as Noven’s Executive Vice President. In connection with his appointment as Interim Chief Executive Officer, Noven entered into a letter agreement with Mr. Eisenberg which provided him:
•	an additional $33,334 per month in base salary for the period from January 2, 2008 until April 29, 2008, the date of the appointment of Mr. Brandt as the permanent Chief Executive Officer; and

•	a restricted stock award of 7,342 shares of Noven common stock, which had a market value of $100,000 on the date of grant (based on a per share grant value of $13.62), and which vests over a two year period in eight quarterly installments beginning on March 31, 2008.
          Mr. Eisenberg’s cash compensation (base salary as increased by the amounts noted above plus his full year annual incentive opportunity) was designed to provide him, for his services as Interim Chief Executive Officer, with a total cash compensation package similar to the market median for a Peer Company chief executive officer, as determined in the market comparison performed during 2007 by PM&P. The Compensation Committee decided to include a restricted stock grant to provide a retention incentive for Mr. Eisenberg in the event that he did not become the permanent Chief Executive Officer, as his continued services as Executive Vice President were considered to be critical to Noven’s future success. The Compensation Committee decided on the amount of the restricted stock award based on the assumption that Mr. Eisenberg’s term as Interim Chief Executive Officer would be less than six months and that Mr. Eisenberg should receive an award that constitutes a significant percentage of his regular grant of SSARs. The Compensation Committee chose restricted stock as the instrument because it provides a greater retention incentive than do SSARs.

          The letter agreement with Mr. Eisenberg also provides for severance in the event that, prior to December 31, 2009, he is terminated without “cause” or resigns for “good reason” (as such terms are defined in the letter agreement), in which event he would receive (i) severance equal to one year of his then-current salary, (ii) an amount equal to his target award under the AIP in effect during the applicable fiscal year of the date of termination or resignation, (iii) immediate vesting of the restricted stock outstanding at the date of such termination or resignation, and (iv) an extension of the exercise period for then vested options or SSARs from 90 days to 12 months after the date of such termination or resignation. The severance benefits resulted from the negotiation of Mr. Eisenberg’s letter agreement and were deemed appropriate by the Compensation Committee.
Post-Employment Payments to Mr. Strauss
          Effective January 2, 2008, Robert C. Strauss retired from his roles as the President, Chief Executive Officer, director and Chairman of Noven. In connection with his retirement, Noven and Mr. Strauss entered into a separation agreement, which provided for certain separation payments, equity grants and the extension of certain vesting periods for stock options and SSARs vested as of the date of his separation from Noven. All of these amounts were recognized and accrued in 2007 for financial reporting purposes and are reported herein in the Summary Compensation Table for 2007.
Change of Control Arrangements
          Noven has separately entered into change of control employment agreements with its executive officers (other than Mr. Brandt). These agreements, which are more fully described beginning on page 42 of this Proxy Statement, become effective if a change of control occurs during the three-year period that commences on the execution of the agreement. The change of control employment agreements are intended to further the interests of Noven’s stockholders by providing for continuity of management in the event of a change of control of Noven. In November 2008, the Compensation Committee renewed these agreements for the named executive officers, which had the effect of extending the three-year term of those agreements to November 2011. The renewed agreements also contain amendments designed to comply with Section 409A of the Code.
          In the event that any payments made in connection with a change of control under the change of control employment agreements for the named executive officers would be subject to the excise tax imposed by Section 4999 of the Code, Noven would be required to “gross-up” the officer’s compensation for all federal, state and local income and excise taxes and any penalties and interest thereon.
          Awards (including SSARs and stock options) granted under the 1999 Plan vest immediately upon a “change of control”. The definition of a “change of control” under these awards is substantially the same as the definition of “change of control” described on page 43 with respect to the change of control employment agreements.

Internal Revenue Code Limits on Deductibility of Compensation
          Section 162(m) of the Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation’s chief executive officer and three other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met.
          The Compensation Committee believes that it is generally in Noven’s best interest to attempt to structure performance-based compensation, including stock option/SSARs grants or performance-based restricted stock or restricted stock unit awards and annual incentive awards, to executive officers who may be subject to Section 162(m) in a manner that satisfies the statute’s requirements. However, the Compensation Committee recognizes the need to retain flexibility to make compensation decisions that may not meet Section 162(m) standards when necessary to enable the Company to meet its overall objectives, even if the Company may not deduct all of the compensation for tax purposes. Accordingly, the Compensation Committee may approve compensation arrangements for certain officers that are not fully deductible. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding Noven’s efforts, that compensation intended by the Compensation Committee to satisfy the requirements for deductibility under Section 162(m) will in fact do so. All of the executive compensation payments in 2008 were deductible under Section 162(m).
Compensation Committee Report
Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate other of our filings, including this Proxy Statement, in whole or in part, the Report of the Compensation Committee below shall not be incorporated by reference into any such filings. This report shall also not be deemed to be “soliciting material,” or to have been “filed” with the Securities and Exchange Commission or subject to Regulation 14A under the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 thereof.
          The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Compensation Committee
John G. Clarkson, M.D., Chairperson
Pedro P. Granadillo
Robert G. Savage

Summary Compensation Table
          The table below and the accompanying footnotes include information regarding 2008, 2007 and 2006 compensation for each of the named executive officers. Other tables in this Proxy Statement provide additional detail on specific types of compensation.

							Change in
							Pension
						Non-	Value and
						Equity	Non-
						Incentive	Qualified
						Plan	Deferred	All Other
				Stock	Option	Compen-	Compen-	Compen-
Name and Principal			Bonus	Awards	Awards	sation	sation	sation
Position	Year	Salary	(1)	(2)(3)	(2) (3)	(4)	Earnings	(5)	Total

Peter Brandt	2008	$422,500	$0	$863,446	$416,092	$365,625	$0	$15,538	$2,083,201
President & CEO	2007	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	2006	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Robert C. Strauss (6)	2008	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Former President, CEO & Chairman	2007	611,251	0	681,000	1,214,492	334,813	0	1,103,212	3,944,768
	2006	587,741	66,121	0	554,231	245,129	0	21,857	1,475,079

Jeffrey F. Eisenberg	2008	483,524	0	50,000	290,354	182,500	0	22,217	1,028,595
Executive Vice President &	2007	314,810	0	0	265,577	151,051	0	21,252	752,740
Former Interim CEO	2006	302,702	24,902	0	223,116	92,319	0	20,758	663,797

Michael D. Price	2008	286,000	0	0	107,843	128,700	0	48,517	571,060
Vice President & Chief	2007	27,500	10,000	N/A	12,500	0	0	11,772	51,772
Financial Officer	2006	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Richard P. Gilbert (7)	2008	248,777	0	0	162,158	117,000	0	20,725	548,660
Vice President — Operations	2007	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	2006	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Steven M. Dinh (8)	2008	167,750	15,000	0	40,011	80,058	0	80,020	382,839
Vice President & Chief	2007	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Scientific Officer	2006	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Joel S. Lippman, M.D. (8)	2008	143,750	50,000	0	42,068	73,125	0	10,257	319,200
Vice President — Clinical	2007	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Development & Chief	2006	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Medical Officer

Juan A. Mantelle (9)	2008	287,080	0	0	237,541	114,832	0	19,769	659,222
Vice President & Chief	2007	278,718	0	0	247,974	111,753	0	19,173	657,618
Technical Officer	2006	267,998	20,917	0	210,144	77,543	0	18,407	595,009

(1)	2008 amounts are comprised of sign-on bonuses paid to Mr. Dinh and Dr. Lippman.

(2)	Represents the dollar amount recognized for financial statement reporting purposes for each fiscal year, in accordance with FAS 123(R), of equity grants made pursuant to the 1999 Plan. Pursuant to the rules of the Securities and Exchange Commission (“SEC”), the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of these amounts are included in footnote 2 to Noven’s audited consolidated financial statements for the year ended December 31, 2008 included in Noven’s Annual Report on Form 10-K filed with the SEC on March 13, 2009.

(3)	The grant date fair value of the equity incentive grants made to the named executive officers in 2008 is set forth in the “Grant of Plan-Based Awards in 2008” table below.

(4)	Represents cash awards made under Noven’s formula-based annual incentive plans. Noven’s 2008 AIP and 2008 CEO Incentive Plan are more fully described in “Compensation Discussion and Analysis” which begins on page 17.

(5)	Items included under “All Other Compensation” for 2008 for each named executive officer are set forth in the table below:

		401(k)
		Matching	Auto	Life	Other
Name	Relocation	Contributions	Allowance	Insurance	Perquisites	Total

P. Brandt	$0	$2,776	$6,669	$602	$5,491	$15,538
R. Strauss	0	0	0	0	0	0
J. Eisenberg	0	7,208	7,200	517	7,292	22,217
M. Price	31,705	6,930	7,200	440	2,242	48,517
R. Gilbert	0	7,352	7,200	368	5,805	20,725
S. Dinh	70,397	2,128	3,877	216	3,402	80,020
J. Lippman	0	1,511	3,185	460	5,101	10,257
J. Mantelle	0	6,746	7,200	408	5,415	19,769

These items include: (i) relocation payments; (ii) matching contributions made by Noven under its 401(k) Employee Savings Plan (a plan providing for broad-based employee participation), including a “401(k) restoration match” under Noven’s Deferred Compensation Plan; (iii) a non-accountable auto allowance; (iv) insurance premiums paid by Noven for life insurance for the benefit of the named executive officers; and (v) the following additional perquisites: airline club membership, financial planning services, physical examinations, and communication equipment and related usage fees. The value of these perquisites is calculated based on their incremental cost to Noven, which is determined based on the actual cost of providing these perquisites.

(6)	Mr. Strauss retired from his roles as President, Chief Executive Officer, director and Chairman of Noven, effective on January 2, 2008. All of Mr. Strauss’ separation compensation was recognized in 2007 for financial statement reporting purposes.

(7)	Mr. Gilbert was appointed as an executive officer of Noven, effective on June 5, 2008.

(8)	Mr. Dinh, who joined Noven on June 4, 2008, received a $15,000 sign-on bonus on his date of hire and $70,397 in relocation benefits. Dr. Lippman, who joined Noven on July 14, 2008, received a $50,000 sign-on bonus on his date of hire.

(9)	Upon the appointment of Mr. Dinh on June 4, 2008, Mr. Mantelle was no longer deemed to be an executive officer of Noven.

Grants of Plan-Based Awards in 2008

									All Other
									Stock Awards
									and
									Option/SSAR	Exercise
									Awards:	or Base	Grant Date
			Estimated Possible Payouts			Estimated Future Payouts			Number of	Price of	Fair Value of
			Under Non-Equity Incentive			Under Equity Incentive			Securities	Option/	Stock and
			Plan Awards (1)			Plan Awards			Underlying	SSAR	Option/
					Maxi-	Thresh-		Maxi-	Options/	Awards	SSAR
	Grant		Threshold	Target	mum	old	Target	mum	SSARs (2)	(3)	Awards (4)
Name	Date		($)	($)	($)	(#)	(#)	(#)	(#)	($/Sh)	($)

Peter Brandt (5)	04/29/08	(6)							250,000	N/A	$2,275,000
	04/29/08		$ 182,813	$365,625	N/A	0	0	0	311,529	$9.10	1,300,000
	11/21/08								188,471	11.09	985,703
	02/04/09								62,712	9.47	218,750

Robert C. Strauss	N/A		N/A	N/A	N/A	0	0	0	0	N/A	N/A

Jeffrey F. Eisenberg	01/02/08	(6)	91,250	182,500	N/A	0	0	0	7,342	N/A	100,000
	11/18/08								71,702	11.09	375,000

Michael D. Price	11/18/08		64,350	128,700	N/A	0	0	0	66,922	11.09	350,000

Richard P. Gilbert	11/18/08		58,500	117,000	N/A	0	0	0	66,922	11.09	350,000

Steven M. Dinh (5)	06/04/08		40,029	80,058	N/A	0	0	0	53,107	11.84	300,000
	11/18/08								39,038	11.09	204,167

Joel S. Lippman (5)	07/14/08		36,563	73,125	N/A	0	0	0	78,520	10.86	400,000
	11/18/08								33,461	11.09	175,000

Juan A. Mantelle	11/18/08		57,416	114,832	N/A	0	0	0	38,241	11.09	200,000

(1)	Cash awards paid under Noven’s 2008 AIP and, with respect to Mr. Brandt, under the 2008 CEO Incentive Plan, are disclosed in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table on page 31. The “Estimated Possible Payouts” shown in the table above are based on the threshold (50% of target) and target amounts that the named executive officers were eligible to receive under this plan as described in the discussion of this plan found in “Compensation Discussion and Analysis” which begins on page 17. No maximum amount is provided because this plan does not limit the maximum potential payout.

(2)	Unless otherwise noted, represents the number of shares of Noven’s common stock underlying the SSAR awards granted to each named executive officer under the 1999 Plan. Except for Mr. Brandt’s February 4, 2009 SSAR award, which was immediately exercisable, each grant vests at a rate of 25% per year on the first four anniversaries of the grant date during the seven-year term of the grant.

(3)	Exercise price of each SSAR is the closing price of Noven’s common stock on the date of grant.

(4)	Represents the grant date fair value of each stock award and SSAR award calculated in accordance with FAS 123(R).

(5)	The threshold and target payouts under Non-Equity Incentive Plan Awards above are prorated based on the portion of the year in which Messrs. Brandt and Dinh and Dr. Lippman served Noven. The SSAR awards granted to Mr. Dinh and Dr. Lippman were also prorated based on the portion of 2008 in which each such named executive officer served Noven.

(6)	In connection with his employment agreement, Mr. Brandt was granted 250,000 shares of restricted stock, and in connection with Mr. Eisenberg’s appointment as Interim Chief Executive Officer, Mr. Eisenberg was granted 7,342 shares of restricted stock, each of which is more fully described in “Compensation Discussion and Analysis” which begins on page 17.
Outstanding Equity Awards at 2008 Year-End

	Option/SSAR Awards				Stock Awards
							Equity
							Incentive	Equity
							Plan	Incentive
							Awards	Plan Awards
							Number of	Market or
	Number of	Number of				Market	Unearned	Payout Value
	Securities	Securities			Number of	Value of	Shares,	of Unearned
	Underlying	Underlying			Shares or	Shares or	Units or	Shares, Units
	Unexcercised	Unexercised	Option/		Units of	Units of	Other	or Other
	Options/	Options/ SSARs	SSAR	Options/	Stock That	Stock That	Rights That	Rights That
	SSARs (#)	(#)	Exercise	SSAR	Have Not	Have Not	Have Not	Have Not
	Exercisable	Unexercisable	Price	Expiration	Vested	Vested	Vested	Vested
Name	(1)	(1)	($)	Date	(#)	($)	(#)	($)

Peter Brandt (3)					50,000	$550,000	150,000	$1,650,000
	0	188,471	$11.09	11/20/2015
	0	311,529	$9.10	4/28/2015
Robert C. Strauss (4)	20,360	0	$22.83	12/31/2009	0	$0	50,000	$550,000
	53,704	0	$13.68	12/31/2009
	100,000	0	$22.60	12/31/2009
	80,000	0	$10.45	12/31/2009
	120,000	0	$13.11	9/4/2009
Jeffrey F. Eisenberg (5)	0	71,702	$11.09	11/17/2015	3,671	$40,381	0	$0
	13,040	39,121	$14.54	11/12/2014
	11,764	11,763	$22.83	11/13/2013
	23,148	7,716 (2)	$13.68	11/14/2012
	50,000	0	$22.60	11/10/2011
	24,000	0	$10.45	11/4/2010
	19,099	0	$13.11	9/4/2009
Michael D. Price	0	66,922	$11.09	11/17/2015	0	$0	0	$0
	15,625	46,875	$13.93	11/18/2014
Richard P. Gilbert	0	66,922	$11.09	11/17/2015	0	$0	0	$0
	7,452	22,354	$14.54	11/12/2014
	9,954	9,954	$22.83	11/13/2013
	17,393	5,798 (2)	$13.68	11/14/2012
	30,000	0	$16.35	12/5/2011
Steven M. Dinh (6)	0	39,038	$11.09	11/17/2015	0	$0	0	$0
	0	53,107	$11.84	6/3/2015
Joel S. Lippman (6)	0	33,461	$11.09	11/17/2015	0	$0	0	$0
	0	78,520	$10.86	7/13/2015
Juan A. Mantelle	0	38,241	$11.09	11/17/2015	0	$0	0	$0
	7,452	22,354	$14.54	11/12/2014
	11,764	11,763	$22.83	11/13/2013
	15,432	7,716 (2)	$13.68	11/14/2012
	50,000	0	$22.60	11/10/2011
	20,001	0	$10.45	11/4/2010
	10,000	0	$13.11	9/4/2009

(1)	Unless otherwise indicated, all equity awards listed in these columns are SSAR awards, which vest at a rate of 25% per year on the first four anniversaries of the grant date during the seven-year term of the grant.

(2)	Grant of stock option awards.

(3)	In addition to the awards listed, the Compensation Committee determined in February 2009 that Mr. Brandt should receive a supplemental incentive payment of $218,750 for his services in 2008, which was paid in the form of an immediately exercisable SSAR as more fully described in “Compensation Discussion and Analysis” which begins on page 17.

(4)	Mr. Strauss retired from his roles as President, Chief Executive Officer, director and Chairman of Noven on January 2, 2008. In connection with his retirement, Noven and Mr. Strauss entered into a separation agreement, dated as of January 2, 2008, pursuant to which, among other things: (i) all of Mr. Strauss’ stock options and SSARs which were vested as of December 31, 2007 may be exercised on or before the earlier of December 31, 2009 or the expiration date set forth in the applicable award agreement; and (ii) all of Mr. Strauss’ stock options and SSARs which were not vested as of December 31, 2007 were forfeited and terminated. Additionally, in connection with Mr. Strauss’ retirement, Noven granted to Mr. Strauss under the 1999 Plan restricted stock units for 50,000 shares of Noven’s common stock, which restricted stock units will vest all at once on January 10, 2010, provided that Mr. Strauss does not violate certain non-competition, non-solicitation and confidentiality agreements.

(5)	Mr. Eisenberg was appointed Executive Vice President and Interim Chief Executive Officer of Noven, effective January 2, 2008. In connection with his appointment, Noven and Mr. Eisenberg entered into a letter agreement, dated as of January 2, 2008, pursuant to which, among other things, Noven granted to Mr. Eisenberg under the 1999 Plan restricted stock units for 7,342 shares of Noven’s common stock, which restricted stock units will vest in eight equal quarterly installments beginning on March 31, 2008. The letter agreement between Noven and Mr. Eisenberg is more fully described in “Compensation Discussion and Analysis” which begins on page 17.

(6)	Mr. Dinh joined Noven as its Vice President & Chief Scientific Officer on June 4, 2008 and Dr. Lippman joined Noven as its Vice President - Clinical Development & Chief Medical Officer on July 14, 2008.

Option Exercises and Stock Vested in 2008

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired	Value Realized	Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)(1)

Peter Brandt	0	$0	50,000	$455,000
Robert C. Strauss	0	0	0	0
Jeffrey F. Eisenberg	0	0	3,671	38,867
Michael D. Price	0	0	0	0
Richard P. Gilbert	0	0	0	0
Steven M. Dinh	0	0	0	0
Joel S. Lippman	0	0	0	0
Juan A. Mantelle	0	0	0	0

(1)	Value realized is the amount equal to the closing market price of Noven’s common stock on a particular vesting date, multiplied by the number of shares vesting on such date.
Non-qualified Deferred Compensation in 2008
          Noven has established a non-qualified deferred compensation plan available to members of the Board and a group of Noven’s officers selected by Noven’s Employee Benefits Committee. The plan permits participants to defer receipt of part of their current compensation to a later date as part of their personal retirement or financial planning. Participants may elect to defer, as applicable, portions of their director fees, base salary, bonus, long-term incentive plan awards, and/or restricted stock grants. Deferral elections are made annually and expire at the end of each plan year. Deferral elections are irrevocable once made. Benefit security for the plan is provided by a rabbi trust.
          Deferrals are subject to minimum and maximum amount requirements, as defined in the plan. An employee participant that elects to participate in the plan in a given plan year must defer at least an aggregate amount of $4,000 from his or her base salary, bonus and/or long-term incentive plan awards; a director participant must defer at least $4,000 of his or her director fees. No minimum deferral is required for restricted stock grants, and a restricted stock recipient may defer up to 100% of a restricted stock grant. Deferring a grant of restricted stock does not alter the timetable for vesting of that grant. An employee participant may defer up to 75% of his or her salary and up to 100% of his or her bonus and/or long-term incentive plan awards; director participants may defer up to 100% of their director fees.
          Commencing in 2007, participants became eligible to receive a “401(k) restoration match” that is intended to address reductions in the amount that participants receive in matching contributions under Noven’s 401(k) Employee Savings Plan as a result of certain limits generally applicable to 401(k) plans. Contributions made by Noven under the deferred compensation plan in 2008 as a result of the 401(k) restoration match are noted in the table below.

          Participants are at all times 100% vested in their deferral accounts. For cash deferrals, participants may elect one or more measurement funds selected by the Employee Benefits Committee (which are based on certain mutual funds) for the purpose of crediting or debiting additional amounts to a participant’s deferral account balance. Restricted stock deferrals are automatically allocated to a Noven stock unit measurement fund.
          Amounts deferred may be paid out to participants in scheduled distributions, which may not be any sooner than two full plan years after the year to which the deferral election relates. A participant may also elect to receive a distribution if such participant experiences an unforeseeable financial emergency (as defined in the plan) or in the event of a change of control of Noven. Distributions may also be made upon a participant’s retirement, termination, disability or death.
          Noven may terminate the plan at any time; however, upon termination, benefits would be paid as defined in the plan.
          The following table sets forth the amounts deferred in 2008 under the non-qualified deferred compensation plan by the named executive officers.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in 2008	Withdrawals/	Balance at
Name	2008 (1) (2) ($)	2008 ($)	($)	Distributions ($)	12/31/08 (3) ($)

Peter Brandt	$0	$1,070	$0	$0	$1,070
Robert C. Strauss	0	0	0	0	0
Jeffrey F. Eisenberg	50,998	308	0	0	108,127
Michael D. Price	0	1,680	0	0	1,680
Richard P. Gilbert	70,921	563	0	0	112,643
Steven M. Dinh	0	0	0	0	0
Joel S. Lippman	0	0	0	0	0
Juan A. Mantelle	1,096	1,712	0	0	15,743

(1)	Messrs. Eisenberg, Gilbert and Mantelle were the only named executive officers who elected to defer compensation under the plan in 2008.

(2)	All amounts in this column are also reported as compensation for the applicable individual in the Summary Compensation Table.

(3)	The aggregate balance at December 31, 2008 includes the following contributions that are also reported as compensation in 2007 and 2006 in the Summary Compensation Table (i) for Mr. Eisenberg, $75,000 for 2007 and $30,000 for 2006, and (ii) for Mr. Mantelle, $5,908 for 2007 and $15,877 for 2006.

Change of Control and Termination Payments
          The tables below disclose the amounts payable to each of the named executive officers upon different termination scenarios. The amounts shown assume that such termination was effective as of December 31, 2008, and are estimates of the amounts which would have been paid out to the executives upon their termination at such date. In addition, for Mr. Strauss, who separated from Noven in 2008, the applicable table below includes the actual amount paid or payable under his separation agreement.
          The amounts shown in these tables do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment such as accrued salary and vacation pay, and disability benefits (if applicable). The amounts shown in these tables also do not include distributions of plan balances under Noven’s non-qualified deferred compensation plan. These amounts are shown in the table on page 37.
          The 1999 Plan provides for the acceleration of vesting of unvested equity awards upon a change of control. These tables include, in the applicable columns, the value of the gain realized if the named executive officer were to exercise all unvested equity awards on the date of termination, based on the closing price of Noven’s common stock on December 31, 2008 ($11.00).
Peter Brandt — President and Chief Executive Officer

	Without Cause			Without
	or by Executive		Voluntary by	Cause or by
	for Good		Executive not for	Executive for
Benefits and	Reason (prior	Additional	Good Reason	Good Reason	Death (after	Disability
Payments Upon	to Change of	Benefits on	(after Change of	(after Change	Change of	(after Change
Termination	Control)	Retirement	Control)	of Control)	Control)	of Control)

Cash Payments	$1,340,625	N/A	$0	$1,300,000	$1,300,000	$1,300,000
Welfare Benefit Continuation	0	N/A	N/A	0	0	0
Outplacement Benefits	0	N/A	N/A	0	N/A	N/A
Acceleration of Equity Awards	1,141,905	N/A	1,141,905	1,141,905	1,141,905	1,141,905
Excise Tax and Gross-Ups	N/A	N/A	0	0	0	0
Total	$2,482,530	N/A	$1,141,905	$2,441,905	$2,441,905	$2,441,905
          As described in “Compensation Discussion and Analysis” which begins on page 17, Noven and Mr. Brandt entered into an employment agreement on April 29, 2008 in connection with his appointment as Noven’s President and Chief Executive Officer. If, prior to a “change in control”, the employment agreement is terminated by Noven “without cause” or by Mr. Brandt for “good reason” (as such terms are defined in the employment agreement), then Mr. Brandt is entitled to: (i) a severance payment in an amount equal to 18 months of his then-base salary, payable at such time as his salary would have otherwise been payable, (ii) a pro-rated award (based on the date of termination) under Noven’s annual incentive plan based on his target incentive percentage; and (iii) immediate vesting of the SSARs awarded to him on April 29, 2008 and up to a total of 50,000 shares of the restricted stock that vests on the first, second and third anniversary of the employment agreement. If Noven declines to renew the employment agreement, Mr. Brandt is not entitled to a cash severance payment, but would be entitled to receive the benefits described in (ii) and (iii) of this paragraph.

          If, following a “change of control”, Mr. Brandt is terminated for any reason other than death, disability or for “cause”, or he terminates the employment agreement for “good reason” (as defined in the agreements), or if Noven declines to renew the employment agreement for at least the two-year period following the change of control, then Mr. Brandt is entitled to a severance payment equal to two times his “annual base salary” and “highest annual bonus” (as defined in the agreement). The employment agreement also provides that he is entitled to continue to participate in Noven’s welfare benefit plans for the full two-year period following the change of control. In the event that any payments made in connection with a change of control would be subjected to the excise tax imposed by Section 4999 of the Code, Noven would be required to “gross-up” Mr. Brandt’s compensation for all federal, state and local income and excise taxes and any penalties and interest thereon.
Robert C. Strauss — Former Chief Executive Officer, President and Chairman

Actual Amounts Due under
Benefits and Payments Upon Termination	1/2/08 Separation Agreement

Cash Payments	$1,080,597
Extension of Option Exercise Period from 90 days to 2 years	524,000
Restricted Stock Grant	681,000
Payment under 2007 AIP	334,813
Post-Employment Medical Benefits	0
Acceleration of Equity Awards	0
Excise Tax and Gross-Ups	0
Total	$2,620,410
          Noven and Mr. Strauss entered into a separation agreement on January 2, 2008 in connection with his retirement as Noven’s Chief Executive Officer, President and Chairman. The payments and benefits payable to Mr. Strauss under the separation agreement are listed in the second column of the preceding table.
          The payment to Mr. Strauss under the 2007 AIP ($334,813), the compensation expense that Noven recognized in 2007 as a result of the extension of the exercise period of his vested stock options and SSARs ($524,000) and the grant of restricted stock ($681,000) have also been reported as 2007 compensation for Mr. Strauss in the Summary Compensation Table.
Jeffrey F. Eisenberg — Executive Vice President

	Without Cause			Without
	or by Executive		Voluntary by	Cause or by
	for Good		Executive not for	Executive for
Benefits and	Reason (prior	Additional	Good Reason	Good Reason	Death (after	Disability
Payments Upon	to Change of	Benefits on	(after Change of	(after Change	Change of	(after Change
Termination	Control)	Retirement	Control)	of Control)	Control)	of Control)

Cash Payments	$547,500	N/A	$151,101	$1,183,303	$151,101	$151,101
Welfare Benefit Continuation	12,300	N/A	N/A	44,985	44,985	44,985
Outplacement Benefits	25,000	N/A	N/A	25,000	N/A	N/A

Acceleration of Equity Awards	40,370	N/A	40,370	40,370	40,370	40,370
Excise Tax and Gross-Ups	N/A	N/A	0	0	0	0
Total	$625,170	N/A	$191,471	$1,293,658	$236,456	$236,456

          As described in “Compensation Discussion and Analysis” which begins on page 17, Noven and Mr. Eisenberg entered into a letter agreement in January 2008 in connection with his appointment as Noven’s Executive Vice President and Interim Chief Executive Officer. Under this letter agreement, Mr. Eisenberg will receive the following severance benefits in the event that, prior to December 31, 2009, he is terminated without “cause” or resigns for “good reason” (as such terms are defined in the letter agreement): (i) severance equal to one year of his then-current salary, (ii) an amount equal to his target award under the AIP in effect during the applicable fiscal year of the date of termination or resignation, (iii) immediate vesting of the restricted stock outstanding at the date of such termination or resignation, and (iv) an extension of the exercise period for then vested options or SSARs from 90 days to 12 months after the date of such termination or resignation.
Michael D. Price — Vice President and Chief Financial Officer

				Without
	Termination		Voluntary by	Cause or by
	Prior to		Executive not for	Executive for
Benefits and	Change of	Additional	Good Reason	Good Reason	Death (after	Disability
Payments Upon	Control (other	Benefits on	(after Change of	(after Change	Change of	(after Change
Termination	than for cause)	Retirement	Control)	of Control)	Control)	of Control)

Cash Payments	$414,700	N/A	$0	$572,000	$0	$0
Welfare Benefit Continuation	12,300	N/A	N/A	41,533	41,533	41,533
Outplacement Benefits	25,000	N/A	N/A	25,000	N/A	N/A
Acceleration of Equity Awards	N/A	N/A	0	0	0	0
Excise Tax and Gross-Ups	N/A	N/A	0	0	0	0
Total	$452,000	N/A	$0	$638,533	$41,533	$41,533
Richard P. Gilbert — Vice President — Operations

				Without
	Termination		Voluntary by	Cause or by
	Prior to		Executive not for	Executive for
Benefits and	Change of	Additional	Good Reason	Good Reason	Death (after	Disability
Payments Upon	Control (other	Benefits on	(after Change of	(after Change	Change of	(after Change
Termination	than for cause)	Retirement	Control)	of Control)	Control)	of Control)

Cash Payments	$377,000	N/A	$83,511	$770,533	$83,511	$83,511
Welfare Benefit Continuation	7,780	N/A	N/A	34,418	34,418	34,418
Outplacement Benefits	25,000	N/A	N/A	25,000	N/A	N/A
Acceleration of Equity Awards	N/A	N/A	0	0	0	0
Excise Tax and Gross-Ups	N/A	N/A	0	260,288	0	0
Total	$409,780	N/A	$83,511	$1,090,239	$117,929	$117,929

Steven M. Dinh — Vice President and Chief Scientific Officer

				Without
	Termination		Voluntary by	Cause or by
	Prior to		Executive not for	Executive for
Benefits and	Change of	Additional	Good Reason	Good Reason	Death (after	Disability
Payments Upon	Control (other	Benefits on	(after Change of	(after Change	Change of	(after Change
Termination	than for cause)	Retirement	Control)	of Control)	Control)	of Control)

Cash Payments	$385,058	N/A	$0	$610,000	$0	$0
Welfare Benefit Continuation	0	N/A	N/A	25,273	25,273	25,273
Outplacement Benefits	25,000	N/A	N/A	25,000	N/A	N/A
Acceleration of Equity Awards	N/A	N/A	0	0	0	0
Excise Tax and Gross-Ups	N/A	N/A	0	0	0	0
Total	$410,058	N/A	$0	$660,273	$25,273	$25,273
Joel S. Lippman — Vice President — Clinical Development and Chief Medical Officer

				Without
	Termination		Voluntary by	Cause or by
	Prior to		Executive not for	Executive for
Benefits and	Change of	Additional	Good Reason	Good Reason	Death (after	Disability
Payments Upon	Control (other	Benefits on	(after Change of	(after Change	Change of	(after Change
Termination	than for cause)	Retirement	Control)	of Control)	Control)	of Control)

Cash Payments	$398,125	N/A	$0	$650,000	$0	$0
Welfare Benefit Continuation	0	N/A	N/A	27,597	27,597	27,597
Outplacement Benefits	25,000	N/A	N/A	25,000	N/A	N/A
Acceleration of Equity Awards	N/A	N/A	10,993	10,993	10,993	10,993
Excise Tax and Gross-Ups	N/A	N/A	0	0	0	0
Total	$423,125	N/A	$10,993	$713,590	$38,590	$38.590
Juan A. Mantelle — Vice President and Chief Technical Officer

				Without
	Termination		Voluntary by	Cause or by
	Prior to		Executive not for	Executive for
Benefits and	Change of	Additional	Good Reason	Good Reason	Death (after	Disability
Payments Upon	Control (other	Benefits on	(after Change of	(after Change	Change of	(after Change
Termination	than for cause)	Retirement	Control)	of Control)	Control)	of Control)

Cash Payments	$401,912	N/A	$118,041	$928,282	$118,041	$118,041
Welfare Benefit Continuation	8,320	N/A	N/A	35,838	35,838	35,838
Outplacement Benefits	25,000	N/A	N/A	25,000	N/A	N/A
Acceleration of Equity Awards	0	N/A	0	0	0	0
Excise Tax and Gross-Ups	0	N/A	0	0	0	0
Total	$435,232	N/A	$118,041	$989,120	$153,879	$153,879
Additional Information About Change of Control and Termination Payments

     Noven does not have a formal policy for severance or other related benefits upon the termination of any employee and, with the exception of severance payments that may be due to Mr. Brandt under his employment agreement and Mr. Eisenberg under his letter agreement (each as discussed in “Compensation Discussion and Analysis” beginning on page 17), none of the current named executive officers are entitled to a severance payment upon termination. Noven’s current general practice, which is at Noven’s sole discretion and subject to change at any time, is to provide an executive officer terminated other than for some form of cause with accrued salary and pro-rated bonus as of the date of termination, outplacement services for one year, a severance payment equal to the greater of the equivalent of the officer’s salary for one year or two weeks’ pay for every year of employment at Noven, and continuation of health care benefits through the severance period.
     Noven does not have a retirement policy (other than the matching contributions made by Noven under its 401(k) Employee Savings Plan) and Noven’s named executive officers are not entitled to receive any special benefit upon retirement.
     Noven has entered into change of control employment agreements with each of its current named executive officers (other than Mr. Brandt, who is provided change of control benefits under his employment agreement that are substantially the same as the benefits provided to the other named executive officers under the change of control employment agreements described below). These agreements are intended to further the interests of Noven’s stockholders by providing for continuity of management in the event of a change of control of Noven. The agreements become effective if a change of control occurs during the three-year period that commences on the execution of the agreement. In 2008, the Compensation Committee renewed these agreements for each current named executive officer, which had the effect of extending the three-year term to November 2011.
     Under the change of control agreements, a change of control includes any of the following events:
•	the acquisition of 40% or more of Noven’s common stock by a person or group;

•	a change in the majority of the Board (other than a change approved by the incumbent Board);

•	approval by the stockholders of a reorganization, merger or consolidation and consummation thereof; or

•	approval by the stockholders of a liquidation or dissolution or sale of all or substantially all of the assets of Noven.
     Exceptions are provided for certain transactions, including those where the existing stockholders of Noven maintain effective control.
     Once the agreements become effective upon a change of control, they have a term of two years. Each agreement provides that a covered officer will have the position, responsibilities and authority at least commensurate with those held during the ninety days preceding the change of control. Each agreement also provides that the covered officer will be paid an annual base salary equal to the highest salary that officer received during the 12 months preceding the change of control; will be entitled to an annual bonus on the first anniversary of the change of control equal to the average annual bonus paid to that officer during the three years preceding the change of control; and will be entitled to continued participation in Noven’s benefit plans, fringe benefits, office support and staff, vacation, and expense reimbursement on the same basis as prior to the change of control, and in any case benefits that are no less favorable than those provided by Noven to “peer executives” (as defined in the agreements).
     If, following a change of control, the officer is terminated for any reason other than death, disability or for “cause”, or such officer terminates his or her employment agreement for “good reason” (as defined in the agreements), then the officer is entitled to a severance payment equal to two times the officer’s “annual base salary” and “highest annual bonus” (as defined in the agreements). The agreements also provide that the officer is entitled to continue to participate in Noven’s welfare benefit plans for the full two-year period.
     In the event that any payments made in connection with a change of control would be subjected to the excise tax imposed by Section 4999 of the Code, Noven will “gross-up” the officer’s compensation for all federal, state and local income and excise taxes and any penalties and interest thereon. The calculation of the excise tax in the tables above is based on a 280G excise tax rate of 20%, a statutory 35% federal income tax rate, and a 1.45% Medicare tax rate.
PROPOSAL 2 — APPROVAL OF THE NOVEN PHARMACEUTICALS, INC.
2009 EQUITY INCENTIVE PLAN
     Noven stockholders are being requested to approve the Noven Pharmaceuticals, Inc. 2009 Equity Incentive Plan, which is attached hereto as Appendix A (the “2009 Plan”) by voting in favor of Proposal Two.
     Our Board of Directors adopted the 2009 Plan on February 5, 2009, subject to the approval of the stockholders at the 2009 Annual Meeting. The 2009 Plan is intended to succeed our 1999 Long-Term Incentive Plan (the “1999 Plan”), as amended and restated, which is currently scheduled to expire in June 2009. If approved by our stockholders at the 2009 Annual Meeting, the 2009 Plan will become effective on May 22, 2009 (the “Effective Date”). The 2009 Plan will have a term of 10 years from the Effective Date.
     The 2009 Plan, like the 1999 Plan, is integral to our long-term incentive pay program and is intended to attract, retain and motivate directors, officers and other employees of Noven. The 2009 Plan is further intended to enhance long-term stockholder value by aligning the interests of executives and other employees with those of stockholders. Fewer than 150,000 shares of common stock remain available for future grants under the 1999 Plan as of March 25, 2009. If the 2009 Plan is not approved, we will be at a competitive disadvantage if we are unable to offer further equity awards after expiration of the 1999 Plan.
     The following is a summary of the material terms of the 2009 Plan as proposed to be approved by our stockholders. This summary is qualified in its entirety by the complete terms of the 2009 Plan as set forth in Appendix A hereto.
     Noven’s Board of Directors recommends a vote FOR the approval of the Noven Pharmaceuticals, Inc. 2009 Equity Incentive Plan.

Summary of the 2009 Equity Incentive Plan
     Purposes and Eligibility. The purpose of the 2009 Plan is to attract, retain and motivate directors, officers and other employees and consultants of Noven and its subsidiaries, to compensate them for their contributions to the growth and profits of Noven, to encourage ownership by them of stock of Noven and to align their interests with those of stockholders in the creation of long-term value. The 2009 Plan authorizes the issuance of certain awards (“Awards”) to such individuals (“Eligible Individuals”).
     Effective Date. The 2009 Plan will become effective only after the approval by Noven’s stockholders at the annual meeting. No Awards may be granted after the tenth anniversary of the Effective Date.
     Shares Available Under the 2009 Plan. As proposed, the total number of shares of common stock that will be authorized and available for issuance pursuant to awards granted under the 2009 Plan, if it is approved by our stockholders, is 1,900,000 shares together with any shares of common stock which as of the effective date of the 2009 Plan are available for issuance under the 1999 Plan. This aggregate total number of shares of common stock available for issuance under the 2009 Plan is subject to adjustment in the event of any change in Noven’s common stock, including, without limitation, by reason of a stock dividend, recapitalization, reorganization, merger, consolidation, stock split or combination, or share exchange. As of March 25, 2009, there were less than 150,000 shares of common stock available for grant under the 1999 Plan.
     To the extent that an Award granted under the 2009 Plan or the 1999 Plan terminates, expires, lapses for any reason, or is settled in cash, any shares subject to the Award will again be available for the grant of an Award pursuant to the 2009 Plan. Any shares withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award will be treated as issued under the 2009 Plan and will be deducted from the aggregate number of shares available for future Awards.
     Administration. The Compensation Committee administers the 2009 Plan and, among other things, approves the Eligible Individuals to receive Awards, determines the form and terms of the Awards and has the power to fix and accelerate vesting periods. Subject to certain limitations, the Compensation Committee may from time to time delegate some or all of its authority to an administrator consisting of one or more members of the Compensation Committee or one or more officers of Noven.
     Awards — General. The 2009 Plan authorizes a broad array of Awards, including (i) stock awards consisting of one or more shares of Noven common stock granted or offered for sale to Eligible Individuals (“Stock Awards”), (ii) restricted stock (“Restricted Stock”), (iii) restricted stock units (“Restricted Stock Units”), (iv) stock options (“Stock Options”), (v) stock appreciation rights (“SARs”), which may be granted in tandem with or independently of Stock Options, (vi) conditional awards which may be earned upon the satisfaction of certain specified performance criteria (“Performance Share Awards”) and (vii) other forms of equity-based or equity-related awards which the Compensation Committee determines to be consistent with the purposes of the 2009 Plan and the interests of Noven (“Other Awards”). Such Other Awards may also include cash payments which may be based on one or more criteria unrelated to the value of Noven’s common stock, as determined by the Compensation Committee.

     The vesting, exercisability, payment and other restrictions applicable to an Award (which may include, without limitation, restrictions on transferability or provision for mandatory resale to Noven) are determined by the Compensation Committee. Subject to certain restrictions related to the limitations under the Code, the Compensation Committee may accelerate (i) the vesting or payment of any Award, (ii) the lapse of restrictions on any Award or (iii) the date on which any Stock Option or SAR first becomes exercisable. The Compensation Committee also has full authority to determine the effect, if any, that a participant’s termination of employment will have on the vesting, exercisability, payment or lapse of restrictions applicable to an outstanding Award.
     Noven may require a participant to pay a sum to Noven as may be necessary to cover any taxes or other charges imposed on Noven with respect to property or income received by a participant pursuant to the 2009 Plan.
     In accordance with the requirements of the regulations under Section 162(m) of the Code, the 2009 Plan limits the number of shares underlying Awards that may be granted to an individual participant in any calendar year to 500,000 shares. In the case of an Award that is not measured with respect to shares (as determined by reference to applicable law, including the Code) an Eligible Individual may not be granted Awards authorizing the earning during any calendar year of an amount that exceeds $2,000,000 (the limitation is separate and not affected by the number of Awards granted during such calendar year subject to the limitation in the preceding sentence).
     Awards — Stock Options. An award of Stock Options may consist of either nonqualified stock options or incentive stock options. A Stock Option entitles the participant to acquire a specified number of shares of Noven common stock at an exercise price determined by the Compensation Committee, which may not be less than the fair market value of the shares on the date of award of the Stock Option. The exercise price may be paid in cash or previously owned stock or a combination thereof. In addition, Noven has established a “cashless exercise” procedure that allows participants the opportunity to sell immediately some or all of the shares underlying the exercised portion of a Stock Option in order to generate sufficient cash to pay the exercise price and/or to satisfy withholding tax obligations related to the Stock Option. Stock Options expire no later than ten years from the date of grant.
     Awards — Stock Appreciation Rights. Recipients of SARs are entitled to receive an amount, if any, equal to the fair market value of a share of Noven common stock on the date of exercise over the SAR exercise price specified in the applicable award agreement, which may not be less than the fair market value of the shares on the date of award of the SAR. At the discretion of the Compensation Committee, payments to a participant upon exercise of an SAR may be made in shares (i.e., a stock settled SAR), cash or a combination thereof. A SAR may be granted alone or in addition to other Awards, or in tandem with a Stock Option.
     Awards — Restricted Stock. Subject to restrictions on transferability, risk of forfeiture and any other restrictions the Compensation Committee may impose, recipients of Restricted Stock are entitled to all of the rights of a stockholder, including voting rights and the right to receive dividends thereon. Restricted Stock may be subject to time vesting or performance based vesting conditions.

     Awards — Restricted Stock Units. Recipients of Restricted Stock Units are entitled to receive shares of Noven common stock or other Awards, or a combination thereof, at the end of a specified deferral period. Recipients of Restricted Stock Units are not entitled to any of the rights of a stockholder, including voting rights, during the deferral period; however the Compensation Committee may provide for certain dividend equivalents on the specified number of shares of stock covered by a Restricted Stock Unit Award.
     Awards — Stock Awards. Recipients of Stock Awards are entitled to all of the rights of a stockholder, including voting rights and the right to receive dividends with respect to the shares of Noven common stock underlying such Awards upon receipt of such Awards. Stock Awards may be subject to vesting conditions and other restrictions, such as restrictions on transferability.
     Awards — Performance Awards. A Performance Award entitles a participant to receive a specified number of shares of Noven common stock, an equivalent amount of cash, a specified number of other Awards, or a combination thereof upon the achievement or satisfaction of certain performance criteria. Payment in settlement of a Performance Award shall be made at such time as determined by the Compensation Committee.
     Awards — Performance Awards to Covered Employees. The Compensation Committee may designate employees as “covered employees” (our chief executive officer and our three other highest compensated executive officers other than our chief financial officer) whose compensation for a given fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code. It is the intent of Noven that Awards granted to covered employees shall constitute qualified “performance based compensation” within the meaning of Code Section 162(m). The Compensation Committee may grant to such covered employees awards that are paid, vest or become exercisable upon the attainment of one or more of the following performance goals:
•	total or net revenue;

•	revenue growth;

•	EBIT or EBITDA;

•	operating income;

•	net operating income after tax;

•	pre-tax or after-tax income;

•	cash flow;

•	cash flow per share;

•	net earnings;

•	earnings per share;

•	profit growth;

•	return on equity;

•	return on capital employed;

•	return on assets;

•	economic value added (or an equivalent metric);

•	share price performance;

•	other earnings criteria or profit-related return ratios;

•	successful mergers, acquisitions of other companies or assets and any cost savings or synergies associated therewith;

•	successful dispositions of subsidiaries, divisions or departments of Noven or any of its subsidiaries;

•	successful financing efforts;

•	total stockholder return;

•	market share;

•	improvement in or attainment of expense levels;

•	improvement in or attainment of working capital levels;

•	debt reduction; or

•	FDA regulatory milestones, such as product approval.
     Such performance goals may be (i) stated in absolute terms, (ii) based on one or more business criteria that apply to a participant, one or more subsidiaries, business units or divisions of Noven, or Noven as a whole, (iii) relative to other companies or specified indices, (iv) achieved during a period of time, or (v) as otherwise determined by the Compensation Committee. Unless otherwise stated, a performance goal need not be based upon an increase or positive result under a particular business criterion. In measuring performance goals, the Compensation Committee may exclude certain extraordinary, unusual or non-recurring items, provided that such exclusions are stated by the Compensation Committee at the time the performance goals are determined.
     Change in Control. Except as may otherwise be provided in an agreement evidencing an Award, the Compensation Committee may upon a Change in Control (i) accelerate the vesting of all outstanding Stock Options and SARs, (ii) cause all restrictions and conditions of outstanding Restricted Stock, Restricted Stock Units and Stock Awards to lapse, and (iii) to the extent permissible under the terms of the performance-based exception of Code Section 162(m), deem all Performance Awards to have been fully earned, in each case, as of the date of the Change in Control.. In addition and without limiting the foregoing, the Compensation Committee may provide that all Awards terminate in connection with a Change in Control, provided that an affected participant is given the opportunity to exercise vested awards (as determined at the time of the Change in Control) or receive a cash payment for the vested portion (as determined at the time of the Change in Control) of the award net of any exercise price. In the event an Award remains outstanding following a Change in Control in which Noven does not survive or becomes a wholly owned subsidiary of another entity, outstanding Stock Options that are not exercised as of the date of the Change in Control will be converted into options to purchase common stock or similar equity interests of the acquiror.
     A Change in Control will generally be deemed to occur if (i) any person becomes the beneficial owner of 40% or more of Noven’s common stock or of securities representing 40% of the combined voting power of Noven, (ii) directors who constitute the Noven Board at the beginning of any two-year period, and any new directors whose election or nomination for election was approved by a vote of at least a majority of the directors then in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved, cease to constitute at least a majority of the Noven Board, (iii) a merger or consolidation is consummated in which Noven’s voting securities do not continue to represent at least a majority of the voting power in the surviving entity, or (iv) the stockholders approve a reorganization, liquidation, or sale of all or substantially all of Noven’s assets.

     Amendment. The Noven Board or the Compensation Committee may amend, suspend or terminate the 2009 Plan at any time, provided, however, that no such amendment, suspension or termination shall be effective without stockholder approval: (i) if such approval is required to comply with any applicable law or stock exchange rule; and (ii) if such amendment proposes to eliminate a requirement that the stockholders must approve an action to be undertaken under the 2009 Plan, including any increase in the maximum number of shares issuable under the 2009 Plan. No amendment, suspension or termination may adversely affect a participant’s rights with respect to previously granted Awards without his or her consent.
Federal Income Tax Consequences
     Nonqualified Stock Options. The grant of a nonqualified stock option will not result in the recognition of taxable income by the participant or in a deduction to Noven. Upon exercise, a participant will recognize ordinary income in an amount equal to the excess of the fair market value of the Noven common stock on the date of exercise over the exercise price. Noven is required to withhold tax on the amount of income so recognized, and a tax deduction is allowable equal to the amount of such income (subject to the satisfaction of certain conditions in the case of Stock Options exercised by Section 162(m) Officers). Gain or loss upon a subsequent sale of any Noven common stock received upon the exercise of a nonqualified stock option generally would be taxed as capital gain or loss (long-term or short-term, depending upon the holding period of the stock sold). Certain additional rules apply if the exercise price for an option is paid in shares previously owned by the participant.
     SARs. The federal income taxes related to a SAR are the same as those that apply to non-qualified stock options.
     Incentive Stock Options. Upon the grant or exercise of an incentive stock option within the meaning of Section 422 of the Code, no income will be realized by the participant for federal income tax purposes and Noven will not be entitled to any deduction. However, the excess of the fair market value of the Noven common stock as of the date of exercise over the exercise price will constitute an adjustment to taxable income for purposes of the alternative minimum tax. If the shares of Noven common stock are not disposed of within the one-year period beginning on the date of the transfer of such shares to the participant, nor within the two-year period beginning on the date of grant of the Stock Option, any profit realized by the participant upon the disposition of such shares will be taxed as capital gain and no deduction will be allowed to Noven. If the shares of Noven common stock are disposed of within the one-year period from the date of transfer of such shares to the participant or within the two-year period from the date of grant of the Stock Option, the excess of the fair market value of the shares upon the date of exercise or, if less, the fair market value on the date of disposition over the exercise price will be taxable as ordinary income of the participant at the time of disposition, and a corresponding deduction will be allowable to Noven. Certain additional rules apply if the exercise price for an option is paid in shares previously owned by the participant. If a Stock Option intended to qualify as an incentive stock option is exercised by a person who was not continually employed by Noven or certain of its affiliates from the date of grant of such Stock Option to a date not more than three months prior to such exercise (or one year if such person is disabled), then such Stock Option will not qualify as an incentive stock option and will instead be taxed as a nonqualified stock option, as described above.

     Restricted Stock. A participant who is awarded a Stock Award or Restricted Stock Award will not be taxed at the time of award unless the participant makes a special election with the IRS pursuant to Section 83(b) of the Code as discussed below. Upon lapse of the risk of forfeiture or restrictions on transferability applicable to the Noven common stock comprising the Stock Award, the participant will be taxed at ordinary income tax rates on the then fair market value of the Noven common stock and a corresponding deduction will be allowable to Noven (subject to the satisfaction of certain conditions in the case of Stock Awards granted to Section 162(m) Officers). In such case, the participant’s basis in the Noven common stock will be equal to the ordinary income so recognized. Upon subsequent disposition of such Noven common stock, the participant will realize capital gain or loss (long-term or short-term, depending upon the holding period of the stock sold).
     Pursuant to Section 83(b) of the Code, the participant may elect within 30 days of receipt of the Stock Award to be taxed at ordinary income tax rates on the fair market value of the Noven common stock comprising such Stock Award at the time of award (determined without regard to any restrictions which may lapse). In that case, the participant will acquire a basis in such Noven common stock equal to the ordinary income recognized by the participant at the time of award. No tax will be payable upon lapse or release of the restrictions or at the time the Noven common stock first becomes transferable, and any gain or loss upon subsequent disposition will be a capital gain or loss. In the event of a forfeiture of Noven common stock with respect to which a participant previously made a Section 83(b) election, the participant will not be entitled to a loss deduction.
     Restricted Stock Units. A participant will not recognize any income at the time a restricted stock unit is granted, nor will we be entitled to a deduction at that time. When payment on a restricted stock unit is made, the participant will recognize ordinary income in an amount equal to the fair market value of the common stock received (or if the restricted stock unit is settled in cash, the cash amount). If required, income tax must be withheld on the income recognized by the participant. We will receive a deduction for federal income tax purposes equal to the ordinary income recognized by the participant, subject to the limits of Section 162(m) of the Code.
     Performance Awards. A participant who receives a Performance Award will be taxed at ordinary income tax rates on the then fair market value of the shares of Noven common stock distributed at the time of payment in settlement of such Performance Award and a corresponding deduction will be allowable to Noven at that time (subject to the satisfaction of certain conditions in the case of Performance Awards granted to Section 162(m) Officers). The participant’s basis in the shares of Noven common stock will be equal to the amount taxed as ordinary income, and on subsequent disposition the participant will realize capital gain or loss (long-term or short-term, depending upon the holding period of the stock sold).
New Plan Benefits
     No awards have been granted under the 2009 Plan. The awards that will be granted to eligible participants under the 2009 Plan are subject to the discretion of the Committee and, therefore, the benefits of such awards are not determinable at this time.

Equity Plan Compensation Information
     The following table provides summary information concerning the equity awards under Noven’s compensation plans (security and share amounts in thousands) as of December 31, 2008:

	Number of		Number of Securities
	Securities To Be		Remaining Available for
	Issued Upon	Weighted Average	Future Issuance Under
	Exercise of	Exercise Price of	Equity Compensation
	Outstanding	Outstanding	Plans (excluding
	Options, Warrants	Options, Warrants	Securities Reflected in
Plan Category	and Rights	and Rights	First Column)
Equity Compensation Plans Approved by Security Holders	4,092	$14.31	217

Equity Compensation Plans Not Approved by Security Holders(1)	23	12.58	—

Total	4,115	$14.30	217

(1)	Noven made charitable donations to the University of Miami for the years 2000 to 2002 in the form of options to acquire shares of Noven common stock at a price per share equal to the market price of Noven’s common stock on the date of grant. These options, a total of 22,500, were granted outside of Noven’s stockholder-approved stock option plans, vested immediately and have ten-year terms. One of Noven’s non-employee directors served as Dean of the University of Miami School of Medicine during those years and did not accept any compensation for his service on Noven’s Board of Directors during those years.
PROPOSAL 3 — RATIFICATION AND APPROVAL OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP as Noven’s independent registered public accounting firm to audit Noven’s consolidated financial statements for the 2009 calendar year and will offer a resolution at the annual meeting to ratify the appointment. Deloitte & Touche LLP has served as Noven’s independent accountants since 1991 and during the year ended December 31, 2008 provided audit and audit-related services. Noven has been advised that a representative of Deloitte & Touche LLP will be present at the annual meeting and will have an opportunity to make a statement and to respond to appropriate questions raised.

Fees of Deloitte & Touche LLP
     The following table presents professional fees for audit services rendered by Deloitte & Touche LLP for the audit of Noven’s annual consolidated financial statements and quarterly reviews for the years ended December 31, 2008 and December 31, 2007, and fees billed for other services rendered by Deloitte & Touche LLP during those periods.

	2008	2007
Audit Fees (1)	$820,300	$997,800
Audit-Related Fees (2)	35,800	466,000
Tax Fees	—	—
All Other Fees	7,400	—

Total	$863,500	$1,463,800

(1)	Audit fees consisted of audit and review work related to the consolidated financial statements, as well as work generally only the independent auditor can reasonably be expected to provide.

(2)	Audit-related fees consisted principally of 401(k) plan audit and consulting on financial accounting/reporting standards for transactions and related matters.

(3)	All other fees consist of subscription fees for access to financial accounting/reporting and pharmaceutical industry research databases.
     The Audit Committee has adopted a formal policy on auditor independence requiring the pre-approval by the Audit Committee of all audit and non-audit services from Noven’s independent registered public accounting firm. In determining whether to pre-approve any services from Noven’s independent registered public accounting firm, the Audit Committee assesses, among other things, the impact of that service on the independence of the independent registered public accounting firm.
     The Board recommends a vote FOR ratification and approval of the selection of Deloitte & Touche LLP as Noven’s independent registered public accounting firm for 2009. If the appointment is not ratified, the Audit Committee will select other independent accountants.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
     Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate other of our filings, including this Proxy Statement, in whole or in part, the Report of the Audit Committee below shall not be incorporated by reference into any such filings. This report shall also not be deemed to be “soliciting material,” or to have been “filed” with the Securities and Exchange Commission or subject to Regulation 14A under the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 thereof.
     The Audit Committee of the Board of Directors is responsible for, among other things, monitoring:
•	the integrity of Noven’s consolidated financial statements (the “financial statements”);

•	Noven’s system of internal control over financial reporting; and

•	the independence, qualifications and performance of Noven’s independent registered public accounting firm.
     The Audit Committee is composed of three non-employee directors and operates under a written charter adopted and approved by the Board of Directors. The Board of Directors, in its business judgment, has determined that each Audit Committee member is “independent” as such term is defined by the applicable listing standards of the Nasdaq Global Select Market and under Section 10A(m)(3) of the Securities Exchange Act of 1934. Noven has identified Donald A. Denkhaus as an “audit committee financial expert” as that term is defined in applicable regulations of the Securities and Exchange Commission. The Audit Committee has sole authority to retain, oversee, and terminate Noven’s independent registered public accounting firm, to approve fees and other terms of the engagement, and to approve any permitted non-audit services with Noven’s independent registered public accounting firm.
     Noven’s management is responsible for the preparation, presentation and integrity of Noven’s consolidated financial statements, Noven’s accounting and financial reporting process, including the system of internal control over financial reporting, and procedures to assure compliance with applicable accounting standards and applicable laws and regulations and for the report on Noven’s internal control over financial reporting. Noven’s independent registered public accounting firm is responsible for auditing Noven’s consolidated financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America and expressing an opinion on the effectiveness of Noven’s internal control over financial reporting. Our responsibility is to independently monitor and review these processes and to review and discuss management’s report on Noven’s internal control over financial reporting. We are not, however, professionals engaged in the practice of accounting or auditing, including, without limitation, with respect to auditor independence. We must rely, without independent verification, on the information provided to us and on the representations made by management and Noven’s independent registered public accounting firm. Accordingly, although we consult with and discuss these matters and our questions and concerns with management and Noven’s independent registered public accounting firm, our oversight cannot provide an independent basis to assure that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures consistent with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions cannot assure that the audit of Noven’s consolidated financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”), that the financial statements are presented in accordance with accounting principles generally accepted in the United States of America or that Noven’s auditors are in fact “independent.”
     We held eight meetings during the year ended December 31, 2008. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, and Noven’s independent registered public accounting firm, Deloitte & Touche LLP. We discussed with Deloitte & Touche LLP, with and without management present, the results of their audits and their evaluations of Noven’s consolidated financial statements and internal control over financial reporting.
     We reviewed and discussed Noven’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002, including PCAOB Auditing Standard No. 5. An Audit of Internal Control Over Financial Reporting That Is Integrated with An Audit of Financial Statements regarding the audit of internal control over financial reporting. We also met with Ernst & Young LLP, an accounting firm retained by Noven to assist management in its compliance with Section 404.
     We have reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2008 with management and Deloitte & Touche LLP.
     We also discussed with Deloitte & Touche LLP matters required to be discussed with audit committees under standards adopted by the PCAOB in Rule 3200T, including, among other things, matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380) (“SAS No. 61”). Our discussions also included a discussion of the background and experience of the Deloitte & Touche LLP audit team assigned to Noven and the quality control procedures established by Deloitte & Touche LLP.
     Deloitte & Touche LLP also provided to us the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and the Audit Committee has discussed with Deloitte & Touche LLP their independence from Noven. We received regular updates on the amount of fees and scope of audit and audit-related services provided by Deloitte & Touche LLP.
     Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee Charter, we recommended to the Board of Directors that Noven’s audited consolidated financial statements for the year ended December 31, 2008 be included in Noven’s Annual Report on Form 10-K. We have also selected Deloitte & Touche LLP as Noven’s independent registered public accounting firm for the year ending December 31, 2009 and are presenting the selection to the stockholders for ratification.
     Noven includes the audited financial statements of Vivelle Ventures LLC (“Vivelle”) in Noven’s Annual Report on Form 10-K. Vivelle is the joint venture between Noven and Novartis Pharmaceuticals Corporation that markets Noven’s hormone therapy patches in the United States. In addition to our meetings and discussions with Deloitte & Touche LLP discussed above, we have reviewed and discussed the audited financial statements of Vivelle for the fiscal year ended December 31, 2008 with PricewaterhouseCoopers LLP, Vivelle’s independent registered public accounting firm. We also discussed with PricewaterhouseCoopers LLP matters discussed with Vivelle’s management committee. These communications include matters required to be discussed with audit committees under standards adopted by the PCAOB in Rule 3200T, including, among other things, matters required to be discussed by SAS No. 61.
Audit Committee:
Donald A. Denkhaus, Chairperson
Sidney Braginsky
Pedro P. Granadillo
OTHER INFORMATION
Share Ownership of Certain Beneficial Owners and Management
     The following table sets forth, as of April 1, 2009, information with respect to:
•	each person known to us to be the beneficial owner of more than 5% of Noven’s common stock;

•	beneficial ownership of Noven’s common stock by each of the named executive officers and each of Noven’s directors; and

•	beneficial ownership of Noven’s common stock by all of Noven’s current directors and executive officers as a group.
     The number of shares of Noven’s common stock beneficially owned by each entity, person, director, director nominee or executive officer is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the entity or individual has the sole or shared voting power or investment power and also any shares with respect to which the entity or individual has the right to acquire sole or shared voting or investment power on or before May 31, 2009 (60 days after April 1, 2009) through the exercise of any stock option, SSAR or other right or through the vesting of any restricted stock award. Unless otherwise indicated, each entity or individual has sole investment and voting power (or shares such powers with his or her spouse, if applicable) with respect to the shares of Noven’s common stock set forth in the following table:

	Number of Shares			Percentage
Name	Owned(1)	Right to Acquire		of Total(2)
O.S.S. Capital Management LP(3)	2,486,444	0		9.9%
Wells Fargo & Company(4)	2,298,490	0		9.2%
Barclays Global Investors, NA(5)	2,251,841	0		9.0%
Sidney Braginsky	12,818	37,500	(7)	*
Peter Brandt	295,000	140,594		1.7%
John G. Clarkson, M.D.	328	15,000	(7)	*
Donald A. Denkhaus	10,400	30,000	(7)	*
Steven M. Dinh	0	0		*
Jeffrey F. Eisenberg	13,681	141,051	(6)	*
Richard P. Gilbert	0	65,924	(6)	*
Pedro P. Granadillo	9,558	22,500	(7)	*
Joel S. Lippman	0	0		*
Juan A. Mantelle	6,700	123,599	(6)	*
Michael D. Price	25,000	15,625	(6)	*
Phillip M. Satow	33,998	44,297	(8)	*
Robert G. Savage	400	30,000	(7)	*
Robert C. Strauss	174,759	464,064	(6)	2.6%
Wayne P. Yetter	11,094	40,000	(7)	*
All Current Directors and Executive Officers as of April 1, 2009 as a Group (14 persons)	412,277	582,491		4.0%

*	signifies less than 1%

(1)	Certain non-employee directors have elected to defer receipt of certain shares of Noven’s common stock underlying restricted stock through Noven’s Deferred Compensation Plan. In accordance with SEC regulations, the following deferred shares are not included in the table above:

Mr. Braginsky — 14,495 Dr. Clarkson — 20,219 Mr. Denkhaus — 20,219 Mr. Granadillo — 20,219 Mr. Savage — 20,219 Mr. Yetter — 20,219

(2)	Based on 24,913,418 shares of Noven’s common stock outstanding at March 25, 2009. In calculating the percentage of ownership, all shares of Noven’s common stock of which the identified person or group has the right to acquire beneficial ownership of on or before May 31, 2009 are deemed to be outstanding for the purpose of computing the percentage of the shares of Noven’s common stock owned by that person or group. These shares are not, however, deemed to be outstanding for the purpose of computing the percentage of the shares of Noven’s common stock owned by any other entity, person or group.

(3)	Based on the Form 4 filed by O.S.S. Capital Management and certain of its affiliates on March 12, 2009, and the Schedule 13G filed by O.S.S. Capital Management LP and certain of its affiliates on February 17, 2009 with the SEC. O.S.S. Capital Management LP has advised that it shares the power to vote or to direct the vote and the power to dispose or to direct the disposition of these shares with its applicable affiliates. The address of O.S.S. Capital Management LP is 598 Madison Avenue, New York, NY 10022.

(4)	Based on Schedule 13G filed by Wells Fargo & Company on its own behalf and on behalf of certain of its subsidiaries on January 22, 2009 with the SEC. Wells Fargo & Company has advised that it and/or its applicable subsidiaries have the sole power to dispose or to direct the disposition of all but one of these shares and that it and its subsidiary, Wells Capital Management Incorporated, have the sole power to vote or to direct the vote of a total of 1,818,604 of these shares. The address of Wells Fargo & Company is 420 Montgomery Street, San Francisco, CA 94163.

(5)	Based on Schedule 13G filed by Barclays Global Investors, NA and certain of its affiliates on February 5, 2009 with the SEC. Barclays Global Investors, NA has advised that it and/or its applicable affiliates have the sole power to vote or to direct the vote of 1,838,742 of these shares and the sole power to dispose or to direct the disposition of all of these shares. The address of Barclays Global Investors, NA is 400 Howard Street, San Francisco, CA 94105.

(6)	Represents shares of Noven’s common stock that may be acquired through stock options or SSARs exercisable on or before May 31, 2009 or shares of Noven’s common stock underlying restricted stock awards scheduled to vest on or before May 31, 2009 as follows: Mr. Eisenberg — 116,247 shares that may be acquired through stock options and 24,804 shares that may be acquired through SSARs; Mr. Gilbert — 48,518 shares that may be acquired through stock options and 17,406 shares that may be acquired through SSARs; Mr. Mantelle — 117,717 shares that may be acquired through stock options and 5,882 shares that may be acquired through SSARs; Mr. Price — 15,625 shares that may be acquired through SSARs; and Mr. Strauss — 443,704 shares that may be acquired through stock options and 20,360 shares that may be acquired through SSARs.

(7)	Represents shares of Noven’s common stock that may be acquired through stock options exercisable on or before May 31, 2009.

(8)	Represents shares of Noven’s common stock that may be acquired through SSARs exercisable on or before May 31, 2009.

Compliance with Section 16(a) of the Securities Exchange Act of 1934
     Section 16(a) of the Securities Exchange Act of 1934 and the rules issued thereunder requires Noven’s executive officers and directors to file with the Securities and Exchange Commission reports of ownership and changes in ownership of Noven’s stock. Copies of these reports are furnished to Noven. Based solely on Noven’s review of the copies of such reports furnished to Noven and representations from the persons subject to Section 16(a) with respect to Noven, we believe that during 2008 all of Noven’s executive officers and directors complied with the Section 16(a) requirements.
Delivery of Voting Materials
     To reduce the expenses of delivering duplicate proxy materials to our stockholders who may have more than one Noven stock account, we are taking advantage of “householding” rules that permit us to deliver only one set of the Proxy Statement and the 2008 Annual Report to stockholders who share an address unless otherwise requested. If you share an address with another stockholder and have received only one set of proxy materials and would like to receive separate copies of these materials, you may write or call us to request a separate copy of these materials at no cost to you. For future annual meetings, you may request separate proxy materials, or request that we send only one set of proxy materials to you if you are receiving multiple copies, by calling us at: 305-253-5099 or by writing us at: Noven Pharmaceuticals, Inc., 11960 SW 144th Street, Miami, Florida 33186, Attn: Corporate Secretary.
Important Notice Regarding the Availability of Proxy Materials for Noven’s Annual Meeting of Stockholders to Be Held on May 22, 2009.
Noven’s Proxy Statement for the Annual Meeting of Stockholders and Noven’s 2008 Annual Report to Stockholders are available at www.noven.com/proxy2009.htm.
By Order of the Board of Directors
JEFF MIHM
Vice President, General Counsel &
Corporate Secretary
April 6, 2009

Appendix A
NOVEN PHARMACEUTICALS, INC.
2009 EQUITY INCENTIVE PLAN

A-i

NOVEN PHARMACEUTICALS, INC
2009 EQUITY INCENTIVE PLAN
          1. Purpose. The purposes of the Noven Pharmaceuticals, Inc. 2009 Equity Incentive Plan (the “Plan”) are to attract, retain and motivate officers and other employees and consultants of Noven Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and its Subsidiaries (as hereinafter defined), to compensate them for their contributions to the growth and profits of the Company, to encourage ownership by them of stock of the Company and to align their interests with those of stockholders in the creation of long-term value.
          2. Definitions. For purposes of the Plan, the following terms shall be defined as follows:
          “Administrator” means the individual or individuals to whom the Committee delegates authority under the Plan in accordance with Section 3(e).
          “Affiliate” and “Associate” have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.
          “Annual Limit” shall have the meaning specified in Section 6(b).
          “Award” means an award made pursuant to the terms of the Plan to an Eligible Individual in the form of Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Awards, Performance Awards, or other awards determined by the Committee.
          “Award Agreement” means a written agreement or certificate granting an Award. An Award Agreement shall be executed by an officer on behalf of the Company and shall contain such terms and conditions as the Committee deems appropriate and that are not inconsistent with the terms of the Plan. The Committee may in its discretion require that an Award Agreement be executed by the Participant to whom the relevant Award is made.
          “Beneficial Owner” has the meaning ascribed to such term in Rule 13d-3 promulgated under the Exchange Act.
          “Board” means the Board of Directors of the Company.
          “Change in Control” of the Company shall be deemed to occur:
          (a) when any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any person or entity organized, appointed or established by the Company or any Subsidiary of the Company for or pursuant to the terms of any such plan), alone or together with its Affiliates and Associates (collectively, an “Acquiring Person”), shall become the Beneficial Owner of 40 percent or more of the then outstanding shares of Stock or the Combined Voting Power of the Company,

          (b) if during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director who is a representative or nominee of an Acquiring Person) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (collectively, the “Continuing Directors”), cease for any reason to constitute a majority of the Board,
          (c) upon a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the Surviving Entity (as defined in Section 15 hereof) or any Parent of such Surviving Entity) at least a majority of the Combined Voting Power of the Company, such Surviving Entity or the Parent of such Surviving Entity outstanding immediately after such merger or consolidation, or
          (d) when the shareholders of the Company approve a plan of reorganization (other than a reorganization under the United States Bankruptcy Code) or complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets;
          provided, however, that a Change in Control shall not be deemed to have occurred in the event of
          (i) a sale or conveyance in which the Company continues as a holding company of an entity or entities that conduct all or substantially all of the business or businesses formerly conducted by the Company, or
          (ii) any transaction undertaken for the purpose of incorporating the Company under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Company’s capital stock;
          further provided, however, to the extent required for purposes of compliance with Section 409A, Change of Control of the Company shall not be deemed to occur unless the event(s) that causes such Change of Control also constitutes a “change in control event” (as such term is defined in Code Section 409A and the regulations issued thereunder), with respect to the Company.
          “Change in Control Price” means the price per share of Stock paid in any transaction related to a Change in Control of the Company.
          “Code” means the Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations thereunder.
          “Combined Voting Power” means the combined voting power of the Company’s or other relevant entity’s then outstanding voting securities.
          “Committee” means the Compensation Committee of the Board, which shall consist solely of two or more “Outside Directors” in accordance with Code Section 162(m), or solely of two or more “Non-Employee Directors”, in accordance with Rule 16(b)-3 of the Exchange Act.

No action of the Committee shall be void or be deemed to be without authority due to the failure of any member, at the time the action was taken, to meet any qualification standard set forth in the Committee Charter or the Plan, any successor committee thereto or any other committee appointed by the Board to administer the Plan.
          “Covered Employee” means, for a given fiscal year of the Company, any Participant whose compensation for such fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.
          “Effective Date” means the date specified in Section 20(k).
          “Eligible Individuals” means the individuals described in Section 6(a) who are eligible for Awards under the Plan.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the applicable rulings and regulations thereunder.
          “Fair Market Value” means the closing sales price for such Stock (or the closing bid, if no sales were reported) as quoted on the NASDAQ National market or any other established stock exchange, as applicable, on the trading day during which the grant was made (or the last market trading day prior to the grant date if the grant date occurred on a non-trading day), as reported in the Wall Street Journal or such other source as the Board deems reliable. Fair Market Value relating to the exercise price or base price of any Non-409A Option or SAR shall conform to requirements under Code Section 409A.
          “409A Awards” means Awards that constitute a deferral of compensation under Code Section 409A and regulations thereunder. “Non-409A Awards” means Awards other than 409A Awards. For purposes of this Plan, Options, SARs, and Restricted Stock are intended to be Non-409A Awards.
          “Full Value Shares” means all Awards, other than Stock Options and Stock Appreciation Rights, that are settled in Stock.
          “Incentive Stock Option” means a Stock Option which is an “incentive stock option” within the meaning of Section 422 of the Code and is not otherwise designated by the Committee as a non-qualified stock option in an Award Agreement.
          “Nonqualified Stock Option” means a Stock Option which is not an Incentive Stock Option.
          “Parent” means any corporation which is a “parent corporation” within the meaning of Section 424(e) of the Code with respect to the relevant entity.
          “Participant” means an Eligible Individual to whom an Award has been granted under the Plan.
          “Performance Award” means an award granted pursuant to Section 13 of the Plan.

          “Performance Period” means a fiscal year of the Company or such other period that may be specified by the Committee in connection with the grant of a Section 162(m) Award.
          “Person” means any person, entity or “group” within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act.
          “Prior Plans” means the Noven Pharmaceuticals, Inc. 1997 Stock Option Plan and the Noven Pharmaceuticals, Inc. 1999 Long-Term Incentive Plan.
          “Restricted Stock” means Stock granted under this Plan which is subject to certain restrictions and to a risk of forfeiture.
          “Restricted Stock Unit” or “RSU” means a right, granted under this Plan, to receive Stock or other Awards or a combination thereof at the end of a specified deferral period.
          “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.
          “Section 424 Employee” means an employee of the Company or any “subsidiary corporation” or “parent corporation” as such terms are defined in and in accordance with Code Section 424. The term “Section 424 Employee” also includes employees of a corporation issuing or assuming any Options in a transaction to which Code Section 424(a) applies.
          “Stock” means the Common Stock, par value $0.0001 per share, of the Company.
          “Stock Appreciation Right” or “SAR” means an Award to receive all or some portion of the appreciation on shares of Stock granted to an Eligible Individual pursuant to Section 9 hereof.
          “Stock Award” means an Award of shares of Stock granted to an Eligible Individual pursuant to Section 12 hereof.
          “Stock Option” means an Award to purchase shares of Stock granted to an Eligible Individual pursuant to Section 8 hereof.
          “Subsidiary” means (i) any corporation which is a “subsidiary corporation” within the meaning of Section 424(f) of the Code with respect to the Company or (ii) any other corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for the purposes of the Plan.

          “Substitute Award” means an Award granted upon assumption of, or in substitution or resubstitution for, outstanding awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or Stock.
          3. Administration of the Plan.
               (a) Power and Authority of the Committee. The Plan shall be administered by the Committee, which shall have full power and authority, subject to the express provisions hereof, (i) to select Participants from the Eligible Individuals, (ii) to make Awards in accordance with the Plan, (iii) to determine the number of Shares subject to each Award or the cash amount payable in connection with an Award, (iv) to determine the terms and conditions of each Award, including, without limitation, those related to vesting, forfeiture, payment and exercisability, and the effect, if any, of a Participant’s termination of employment with the Company or, subject to Section 17 hereof, of a Change in Control on the outstanding Awards granted to such Participant, and including the authority to amend the terms and conditions of an Award after the granting thereof to a Participant in a manner that is not prejudicial to the rights of such Participant in such Award, providing that any such modification would not result in penalties imposed by Code Section 409A, and except that any action that would be deemed to be a “repricing”, as defined in Section 3(b) below, is prohibited without stockholder approval, (v) to specify and approve the provisions of the Award Agreements delivered to Participants in connection with their Awards, (vi) to construe and interpret any Award Agreement delivered under the Plan, (vii) to prescribe, amend and rescind rules and procedures relating to the Plan, (viii) to vary the terms of Awards to take account of tax, securities law and other regulatory requirements of foreign jurisdictions, (ix) subject to the provisions of the Plan and subject to such additional limitations and restrictions as the Committee may impose, and subject to Section 3(e) below, to delegate to one or more officers of the Company some or all of its authority under the Plan, except where such delegation of authority is prohibited under the Code and (x) to make all other determinations and to formulate such procedures as may be necessary or advisable for the administration of the Plan.
               (b) Prohibition on Repricing. Except in connection with a corporate transaction involving the company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other Awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.
               (c) Plan Construction and Interpretation. The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan.
               (d) Determinations of Committee Final and Binding. All determinations by the Committee in carrying out and administering the Plan and in construing and interpreting the Plan shall be final, binding and conclusive for all purposes and upon all persons interested herein.

               (e) Delegation of Authority. The Committee may, but need not, from time to time delegate some or all of its authority under the Plan to an Administrator consisting of one or more members of the Committee or of one or more officers of the Company; provided, however, that the Committee may not delegate its authority (i) to make Awards to Eligible Individuals (A) who are Covered Employees or (B) who are officers of the Company who are delegated authority by the Committee hereunder, or (ii) under Sections 3(b) and 16 of the Plan. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter. Nothing in the Plan shall be construed as obligating the Committee to delegate authority to an Administrator, and the Committee may at any time rescind the authority delegated to an Administrator appointed hereunder or appoint a new Administrator. At all times, the Administrator appointed under this Section 3(e) shall serve in such capacity at the pleasure of the Committee. Any action undertaken by the Administrator in accordance with the Committee’s delegation of authority shall have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan to the Committee shall, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to the Administrator.
               (f) Liability of Committee. No member of the Committee shall be liable for anything whatsoever in connection with the administration of the Plan except such person’s own willful misconduct. Under no circumstances shall any member of the Committee be liable for any act or omission of any other member of the Committee. In the performance of its functions with respect to the Plan, the Committee shall be entitled to rely upon information and advice furnished by the Company’s officers, the Company’s accountants, the Company’s counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such advice.
          4. Duration of Plan. The Plan shall remain in effect until terminated by the Board of Directors and thereafter until all Awards granted under the Plan are satisfied by the issuance of shares of Stock or the payment of cash or are terminated under the terms of the Plan or under the Award Agreement entered into in connection with the grant thereof. Notwithstanding the foregoing, no Awards may be granted under the Plan after the tenth anniversary of the Effective Date.
          5. Shares of Stock Subject to the Plan. Subject to adjustment as provided in Section 16(b) hereof, the number of shares of Stock that may be issued under the Plan pursuant to Awards shall not exceed, in the aggregate, one million nine hundred thousand (1,900,000) shares plus the number of shares of Common Stock available under the Noven Pharmaceuticals, Inc. 1999 Long-Term Incentive Plan which are not subject to an outstanding award on the Effective Date of this Plan (the “Section 5 Limit”). Such shares may be either authorized but unissued shares, treasury shares or any combination thereof. For purposes of determining the number of shares that remain available for issuance under the Plan, the following rules shall apply:
               (a) the number of shares of Stock subject to outstanding Awards shall be charged against the Section 5 Limit; and
               (b) the Section 5 Limit shall be increased by:

          (i) the number of shares of Stock subject to an Award (or portion thereof) which lapses, expires or is otherwise terminated without the issuance of such shares or is settled by the delivery of consideration other than shares, and
          (ii) the number of shares of Stock subject to an Award (or portion thereof) under the Prior Plans which lapses, expires or is otherwise terminated without the issuance of such shares; provided, however, that any shares subject to an Award, which is cancelled, forfeited or terminated in order to pay the exercise price of a stock option, purchase price or any taxes or tax withholdings on an Award shall not be available for future Awards granted under the Plan. In addition, any shares underlying Substitute Awards shall not be counted against the Section 5 Limit set forth in the first sentence of this Section 5.
          6. Eligibility and Certain Limitations on Awards.
               (a) Eligibility Criteria. Awards may be granted by the Committee to individuals (“Eligible Individuals”) who are directors, officers or other employees or consultants of the Company or a Subsidiary with the potential to contribute to the future success of the Company or its Subsidiaries. An individual’s status as an Administrator or a member of the Committee will not affect his or her eligibility to participate in the Plan. Incentive Stock Options may only be granted to Section 424 Employees.
               (b) Per-Person Award Limitations. In each calendar year during any part of which the Plan is in effect, an Eligible Individual may be granted Awards under each of Section 8, 9, 10, 11, 12, 13 and 14 up to his or her Annual Limit. A Participant’s Annual Limit, in any year during any part of which the Participant is then eligible under the Plan, shall equal five hundred thousand (500,000) shares, subject to adjustment as provided in Section 16(b). In the case of an Award which is not valued in a way in which the limitation set forth in the preceding sentence would operate as an effective limitation satisfying applicable law (including Treasury Regulation 1.162-27(e)(4)), an Eligible Individual may not be granted Awards authorizing the earning during any calendar year of an amount that exceeds the Eligible Individual’s Annual Limit, which for this purpose shall equal $2,000,000 (this limitation is separate and not affected by the number of Awards granted during such calendar year subject to the limitation in the preceding sentence). For this purpose, (i) “earning” means satisfying performance conditions so that an amount becomes payable, without regard to whether it is to be paid currently or on a deferred basis or continues to be subject to any service requirement or other non-performance condition, and (ii) a Participant’s Annual Limit is used to the extent an amount or number of shares may be potentially earned or paid under an Award, regardless of whether such amount or shares are in fact earned or paid.
               (c) Limitations on Incentive Stock Options. With respect to the Section 5 Limit, a maximum of one million nine hundred thousand (1,900,000) of such shares of Stock may be subject to grants of Incentive Stock Options;

          7. Awards Generally. Awards under the Plan may consist of Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Awards, or other awards determined by the Committee. The terms and provisions of an Award shall be set forth in a written Award Agreement approved by the Committee and delivered or made available to the Participant as soon as practicable following the date of the award. The vesting, exercisability, payment and other restrictions applicable to an Award (which may include, without limitation, restrictions on transferability or provision for mandatory resale to the Company) shall be determined by the Committee and set forth in the applicable Award Agreement. Notwithstanding the foregoing, the Committee may accelerate (i) the vesting or payment of any Award, (ii) the lapse of restrictions on any Award or (iii) the date on which any Option or Stock Appreciation Right first becomes exercisable, provided, however, that such actions may only be taken to the extent permitted by Code Section 409A. The date of a Participant’s termination of employment for any reason shall be determined in the sole discretion of the Committee. The Committee shall also have full authority to determine and specify in the applicable Award Agreement the effect, if any, that a Participant’s termination of employment for any reason will have on the vesting, exercisability, payment or lapse of restrictions applicable to an outstanding Award. Notwithstanding anything to the contrary set forth herein or in any Award Agreement, (i) if any Participant ceases for any reason to be employed by the Company but continues to serve as an Outside Director of the Company, such Participant shall retain his or her Awards upon the original terms and conditions thereof; provided, however, that if such Participant thereafter ceases to serve as an Outside Director of the Company then the provisions of this Section shall no longer apply and such Award shall thereafter be subject to the post-separation exercise provisions applicable to such Award, with the applicable post-separation exercise period commencing as of the date such Participant ceases to be an Outside Director, and (ii) if any Participant who is not an employee thereafter becomes an employee, such Participant shall retain his or her Award upon the original terms thereof.
          8. Stock Options.
               (a) Terms of Stock Options Generally. Subject to the terms of the Plan and the applicable Award Agreement, each Stock Option shall entitle the Participant to whom such Stock Option was granted to purchase the number of shares of Stock specified in the applicable Award Agreement and shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Agreement. Upon satisfaction of the conditions to exercisability specified in the applicable Award Agreement, a Participant shall be entitled to exercise the Stock Option in whole or in part and to receive, upon satisfaction or payment of the exercise price or an irrevocable notice of exercise in the manner contemplated by Section 8(d) below, the number of shares of Stock in respect of which the Stock Option shall have been exercised. Stock Options may be either Nonqualified Stock Options or Incentive Stock Options. Stock Options designated as Incentive Stock Options that fail to continue to meet the requirements of Code Section 422 shall be re-designated as Nonqualified Stock Options automatically on the date of such failure to continue to meet such requirements without further action by the Committee. In the absence of any designation, Options granted under the Plan will be deemed to be Nonqualified Stock Options.

               (b) Exercise Price. The exercise price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant and set forth in the Award Agreement, provided, that the exercise price per share shall be no less than 100% of the Fair Market Value per share on the date of grant. Notwithstanding the foregoing, the exercise price per share of a Stock Option that is a Substitute Award may be less than the Fair Market Value per share on the date of award, provided that the excess of:
                    (i) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over
                    (ii) the aggregate exercise price thereof, does not exceed the excess of:
                    (iii) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor entity that were subject to the award assumed or substituted for by the Company, over
                    (iv) the aggregate exercise price of such shares.
               (c) Option Term. The term of each Stock Option shall be fixed by the Committee and set forth in the Award Agreement; provided, however, that a Stock Option shall not be exercisable after the expiration of ten (10) years after the date the Stock Option is granted.
               (d) Method of Exercise. Subject to the provisions of the applicable Award Agreement, the exercise price of a Stock Option may be paid in cash or previously owned shares or a combination thereof. In accordance with the rules and procedures established by the Committee for this purpose, the Stock Option may also be exercised through a “cashless exercise” procedure approved by the Committee involving a broker or dealer approved by the Committee, that affords Participants the opportunity to sell immediately some or all of the shares underlying the exercised portion of the Stock Option in order to generate sufficient cash to pay the Stock Option exercise price and/or to satisfy withholding tax obligations related to the Stock Option. In the event of a “cashless exercise,” the exercise date shall be deemed to be the date on which the shares underlying the Stock Option are sold by the broker. When payment of the exercise price for a Stock Option consists of shares of the Company’s capital stock, such shares will not be accepted as payment unless the Participant has held such shares for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes.
               (e) Limitations on Incentive Stock Options. Notwithstanding any other provisions of the Plan, the following provisions shall apply with respect to Incentive Stock Options granted pursuant to the Plan.
          (i) Limitation on Grants. The aggregate Fair Market Value (determined at the time such Incentive Stock Option is granted) of the shares of Stock for which any individual may have Incentive Stock Options which first become vested and exercisable in any calendar year (under all incentive stock option plans of the Company) shall not exceed $100,000. Stock Options granted to such individual in excess of the $100,000 limitation, and any Stock Options issued subsequently which first become vested and exercisable in the same calendar year, shall automatically be treated as Non-Qualified Stock Options.
          (ii) Minimum Exercise Price. In no event may the exercise price of a share of Stock subject an Incentive Stock Option be less than 100% of the Fair Market Value of such share of Stock on the grant date.
          (iii) Ten Percent Shareholder. Notwithstanding any other provision of the Plan to the contrary, in the case of Incentive Stock Options granted to a Section 424 Employee who, at the time the Stock Option is granted, owns (after application of the rules set forth in Code Section 424(d)) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company, such Incentive Stock Options (i) must have an exercise price per share of Stock that is at least 110% of the Fair Market Value as of the grant date of a share of Stock, and (ii) must not be exercisable after the fifth anniversary of the grant date.
          9. Stock Appreciation Rights. Stock Appreciation Rights shall be subject to the terms and conditions established by the Committee in connection with the Award thereof and specified in the applicable Award Agreement. The exercise price per share of Stock subject to a Stock Appreciation Right shall be no less than 100% of the Fair Market Value per share of Stock on the date of grant. Upon satisfaction of the conditions to the payment specified in the applicable Award Agreement, each Stock Appreciation Right shall entitle a Participant to an amount, if any, equal to the Fair Market Value of a share of Stock on the date of exercise over the Stock Appreciation Right exercise price specified in the applicable Award Agreement. At the discretion of the Committee, payments to a Participant upon exercise of a Stock Appreciation Right may be made in Shares, cash or a combination thereof. A Stock Appreciation Right may be granted alone or in addition to other Awards, or in tandem with a Stock Option. If granted in tandem with a Stock Option, a Stock Appreciation Right shall cover the same number of shares of Stock as covered by the Stock Option (or such lesser number of shares as the Committee may determine) and shall be exercisable only at such time or times and to the extent the related Stock Option shall be exercisable, and shall have the same term and exercise price as the related Stock Option. Upon exercise of a Stock Appreciation Right granted in tandem with a Stock Option, the related Stock Option shall be cancelled automatically to the extent of the number of shares covered by such exercise; conversely, if the related Stock Option is exercised as to some or all of the shares covered by the tandem grant, the tandem Stock Appreciation Right shall be cancelled automatically to the extent of the number of shares covered by the Stock Option exercised. In no event shall the term of a SAR exceed a period of ten years from the date of grant.
          10. Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:
               (a) Grant and Restrictions. Except as provided herein, Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award document relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). Notwithstanding the foregoing, Restricted Stock as to which vesting is based on, among other things, the achievement of one or more performance conditions shall not become vested until the attainment of such performance conditions, except in the event of a Participant’s death, disability, or retirement, or in the event of a change in control or other special circumstances. For purposes of this Section 10(a), a performance period that precedes the grant of the Restricted Stock will be treated as part of the vesting period if the participant has been notified promptly after the commencement of the performance period that he or she has the opportunity to earn the Award based on performance and continued service.
               (b) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes, provided that such action does not cause an Award intended to qualify as “performance-based compensation” for purposes of Code Section 162(m) to fail to qualify as “performance-based compensation”.
               (c) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.
               (d) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be either (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which it relates, or (C) deferred as to payment, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in shares of Restricted Stock Units, other Awards or other investment vehicles, subject to such terms as the Committee shall determine or permit a Participant to elect. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other cash or property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.
          11. Restricted Stock Units. The Committee is authorized to grant RSUs to Participants, subject to the following terms and conditions:
               (a) Award and Restrictions. Subject to Section 11(b), RSUs shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance conditions and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. A Participant granted RSUs shall not have any of the rights of a stockholder, including the right to vote, until Stock shall have been issued in the Participant’s name pursuant to the RSUs, except that the Committee may provide for dividend equivalents pursuant to Section 11(c) below.
               (b) Limitation on Vesting and Payouts. The grant, issuance, retention, vesting and/or settlement of RSUs shall occur at such time and in such installments as determined by the Committee or under criteria established by the Committee. Notwithstanding anything to the contrary herein, unless provided otherwise in the Award agreement, RSUs shall be paid on or after January 1 and on or before March 15 of the year immediately following the year in which the RSUs are first no longer subject to a substantial risk of forfeiture as such term is defined in Section 409A and the regulations issued thereunder. The Committee shall have the right to make the timing of the grant and/or the issuance, ability to retain, vesting and/or settlement of RSUs subject to continued employment, passage of time and/or such performance conditions as deemed appropriate by the Committee.
               (c) Dividend Equivalents. Unless otherwise determined by the Committee, dividend equivalents on the specified number of shares of Stock covered by an Award of RSUs shall be either (A) paid with respect to such RSUs at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such RSUs, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in additional RSUs, other Awards or other investment vehicles having a Fair Market Value equal to the amount of such dividends, as the Committee shall determine or permit a Participant to elect.
          12. Stock Awards. Stock Awards shall consist of one or more shares of Stock granted or offered for sale to an Eligible Individual, and shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Agreement. The shares of Stock subject to a Stock Award may, among other things, be subject to vesting requirements or restrictions on transferability.
          13. Performance Awards.
               (a) General. Performance Awards may be denominated as a cash amount, number of shares of Stock, or specified number of other Awards or a combination of the foregoing, which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 13(b) and 13(c) in the case of a Performance Award intended to qualify as “performance-based compensation” under Code Section 162(m).
               (b) Performance Awards Granted to Covered Employees. If the Committee determines that a Performance Award to be granted to an Eligible Individual who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of a preestablished performance goal and other terms set forth in this Section 13(b).
          (i) Performance Goals Generally. The performance goal for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 13(b). The performance goal shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder, including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.
          (ii) Performance Goals. For purposes of this Section 13(b), performance goals shall be limited to one or more of the following: total or net revenue; revenue growth; EBIT; EBITDA; operating income; net operating income after tax; pre-tax or after-tax income; cash flow; cash flow per share; net earnings; earnings per share; profit growth; return on equity; return on capital employed; return on assets; economic value added (or an equivalent metric); share price performance; other earnings criteria or profit-related return ratios; successful mergers, acquisitions of other companies or assets and any cost savings or synergies associated therewith; successful dispositions of Subsidiaries, divisions or departments of the Company or any of its Subsidiaries; successful financing efforts; total stockholder return; market share; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; debt reduction; or FDA regulatory milestones, such as product approval. Such performance goals may be (i) stated in absolute terms, (ii) based on one or more business criteria that apply to the Participant, one or more Subsidiaries, business units or divisions of the Company, or the Company as a whole, (iii) relative to other companies or specified indices, (iv) achieved during a period of time, or (v) as otherwise determined by the Committee. Unless otherwise stated, a performance goals need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In measuring performance goals, the Committee may exclude certain extraordinary, unusual or non-recurring items, provided that such exclusions are stated by the Committee at the time the performance goals are determined.
          (iii) Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period as specified by the Committee. A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the time 25% of such performance period has elapsed.
          (iv) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 13(b)(ii) during the given performance period, as specified by the Committee in accordance with Section 13(b)(iii). The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.
          (v) Settlement of Performance Awards; Other Terms. Settlement of Performance Awards shall be in cash, Stock, other Awards or other property, in the Committee’s discretion. Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as “performance-based compensation” for purposes of Code Section 162(m). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by a Participant or other event (including a Change in Control) prior to the end of a performance period or settlement of such Performance Awards.
               (c) Written Determinations. Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards, the level of actual achievement of the specified performance goals relating to Performance Awards, and the amount of any final Performance Award shall be recorded in writing in the case of Performance Awards intended to qualify under Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m), prior to settlement of each such Award granted to a Covered Employee, that the performance objective relating to the Performance Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

          14. Other Awards. The Committee shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related Awards not described above which the Committee determines to be consistent with the purpose of the Plan and the interests of the Company, which Awards may provide for cash payments based in whole or in part on the value or future value of Stock, for the acquisition or future acquisition of Stock, or any combination thereof. Other Awards shall also include cash payments (including the cash payment of dividend equivalents) under the Plan which may be based on one or more criteria determined by the Committee which are unrelated to the value of Stock and which may be granted in tandem with, or independent of, other Awards under the Plan.
          15. Certain Provisions Applicable to Awards.
               (a) Stand-Alone, Additional, and Tandem Awards. Awards granted under the Plan may, in the Committee’s discretion, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary, or any business entity acquired by the Company or a subsidiary, or any other right of a Participant to receive payment from the Company or any subsidiary; provided, however, that a 409A Award may not be granted in tandem with a Non-409A Award. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards. Notwithstanding anything in this Section 15(a) to the contrary, in no event may Options or SARs be exchanged for Awards of the same or different type in a manner that would violate the provisions of Section 303A.08 of the Listed Company Manual of the New York Stock Exchange or NASDAQ National Market (as then applicable).
               (b) Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award document, payments to be made by the Company or a subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis, provided, however, that Awards intended to be Non-409A Awards remain so, and those that are 409A Awards are in compliance with the permissible payout options pursuant to section 409A.
               (c) Certain Limitations on Awards to Ensure Compliance with Code Section 409A. For purposes of this Plan, references to an award term or event (including any authority or right of the Company or a Participant) being “permitted” under Code Section 409A mean, for a 409A Award, that the term or event will not cause the Participant to be liable for payment of interest or a tax penalty under Code Section 409A and, for a Non-409A Award, that the term or event will not cause the Award to be treated as subject to Code Section 409A. Other provisions of the Plan notwithstanding, the terms of any 409A Award and any Non-409A Award, including any authority of the Company and rights of the Participant with respect to the Award, shall be limited to those terms permitted under Code Section 409A, and any terms not permitted under Code Section 409A shall be automatically modified and limited to the extent necessary to conform with Code Section 409A. For this purpose, other provisions of the Plan notwithstanding, the Company shall have no authority to accelerate distributions relating to

409A Awards in excess of the authority permitted under Code Section 409A, and any distribution subject to Code Section 409A(a)(2)(A)(i) (separation from service) to a “key employee” as defined under Code Section 409A(a)(2)(B)(i), shall not occur earlier than the earliest time permitted under Code Section 409A(a)(2)(B)(i). Notwithstanding any other provisions of the Plan, the Company does not guarantee to any Participant or any other person that any Award intended to be exempt from Section 409A of the Code shall be so exempt, nor that any Award intended to comply with Section 409A of the Code shall so comply, nor will the Company indemnify, defend or hold harmless any individual with respect to the tax consequences of any such failure.
               (d) Compliance with Code Section 162(m). It is the intent of the Company that Options and SARs granted to Covered Employees and other Awards designated as Awards to Covered Employees subject to Section 13(b) shall constitute qualified “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder, unless otherwise determined by the Committee at the time of allocation of an Award. Accordingly, the terms of Section 13(b) and including the definition of “Covered Employee” and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee as likely to be a Covered Employee with respect to a specified fiscal year. If any provision of the Plan or any Award document relating to a Performance Award that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.
          16. Recapitalization or Reorganization.
               (a) Authority of the Company and Shareholders. The existence of the Plan, the Award Agreements and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Stock or the rights thereof or which are convertible into or exchangeable for Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
               (b) Change in Capitalization. Notwithstanding any provision of the Plan or any Award Agreement, in the event of any change in the outstanding Stock by reason of a stock dividend, recapitalization, reorganization, merger, consolidation, stock split, combination or exchange of shares or any other significant corporate event affecting the Stock, the Committee shall make such adjustments necessary (in the form determined by the Committee in its sole discretion) to prevent diminution or enlargement of the rights of Participants under the Plan, including with respect to the aggregate number of shares of Stock for which Awards in respect thereof may be granted under the Plan, the number of shares of Stock covered by each outstanding Award, and the exercise or Award prices in respect thereof. The Committee’s determination as to the adjustments necessary shall be final and binding on the Company and all Participants.
          17. Change in Control. Unless otherwise provided in an Award Agreement, upon a Change in Control, the Committee shall have the discretion to provide that (i) all Stock Options or Stock Appreciation Rights then outstanding shall become fully exercisable as of the date of the Change in Control, whether or not then exercisable, (ii) all restrictions and conditions of all Restricted Stock, Restricted Stock Units, and Stock Awards then outstanding shall lapse as of the date of the Change in Control, (iii) to the extent permissible and not in violation of the terms of the performance-based exception of Code Section 162(m), Performance Awards shall be deemed to have been fully earned as of the date of the Change in Control. In addition to and without limiting the foregoing, Committee may in its sole and absolute discretion, provide on a case by case basis that (i) that all Awards shall terminate in connection with a change of control, provided that Participants shall have the right, immediately prior to the occurrence of such Change in Control and during such reasonable period as the Committee in its sole discretion shall determine and designate, to exercise any vested (as determined at the time of the Change in Control) Award in whole or in part, (ii) that all Awards shall terminate in connection with a change of control, provided that Participants shall be entitled to a cash payment equal to the Change in Control Price with respect to shares subject to the vested (as determined at the time of the Change in Control) portion of the Award net of the exercise price thereof (if applicable), (iii) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds net of the exercise price (if applicable) and (iv) any combination of (i) through (iii). In the event an Award remains outstanding following a Change in Control involving a merger of, or consolidation involving, the Company in which the Company is (A) not the surviving corporation (the “Surviving Entity”) or (B) becomes a wholly owned subsidiary of the Surviving Entity or any Parent thereof, each outstanding Stock Option granted under the Plan and not exercised (a “Predecessor Option”) will be converted into an option (a “Substitute Option”) to acquire common stock of the Surviving Entity or its Parent, which Substitute Option will have substantially the same terms and conditions as the Predecessor Option, with appropriate adjustments as to the number and kind of shares and exercise prices.
          18. Amendment of the Plan. The Board or Committee may at any time and from time to time terminate, modify, suspend or amend the Plan in whole or in part; provided, however, that no such termination, modification, suspension or amendment shall be effective without shareholder approval: 1) if such approval is required to comply with any applicable law or stock exchange rule; and 2) if modification or amendment proposes to eliminate a requirement provided herein that the shareholders of the Company must approve an action to be undertaken under the Plan and provided, however, that the Board or Committee may not, without shareholder approval, increase the maximum number of shares issuable under the Plan. No termination, modification, suspension or amendment of the Plan shall, without the consent of a Participant to whom any Awards shall previously have been granted, adversely affect his or her rights under such Awards. Notwithstanding any provision herein to the contrary, the Board or Committee shall have broad authority to amend the Plan or any Stock Option to take into account changes in applicable tax laws, securities laws, accounting rules and other applicable state and federal laws.
          19. Change in Status as a Subsidiary. Unless otherwise provided in an Award Agreement, in the event that an entity which was previously a Subsidiary of the Company ceases to be a Subsidiary, as determined by the Committee in its sole discretion, the Committee may, in its sole and absolute discretion: (i) provide on a case by case basis that some or all outstanding Awards held by a Participant employed by or performing service for such entity may become immediately exercisable or vested, without regard to any limitation imposed pursuant to this Plan; (ii) provide on a case by case basis that some or all outstanding Awards held by a Participant employed by or performing service for such entity may remain outstanding, may continue to vest, and/or may remain exercisable for a period not exceeding one (1) year, subject to the terms of the Award Agreement and this Plan; and/or (iii) treat the employment or other services of a Participant employed by such entity as terminated if such Participant is not employed by the Company or any entity that is a Subsidiary immediately after such event.
          20. Miscellaneous.
               (a) Tax Withholding. No later than the date as of which an amount first becomes includable in the gross income of the Participant for applicable income tax purposes with respect to any award under the Plan, the Participant shall pay to the Company or make arrangements satisfactory to the Committee regarding the payment of any federal, state or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, in accordance with rules and procedures established by the Committee, the minimum required withholding obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement. The obligation of the Company under the Plan shall be conditioned upon such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.
               (b) No Right to Grants or Employment. No Eligible Individual or Participant shall have any claim or right to receive grants of Awards under the Plan. Nothing in the Plan or in any Award or Award Agreement shall confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, as the case may be, or interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time, with or without cause.
               (c) Unfunded Plan. The Plan is intended to constitute an unfunded plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu thereof with respect to awards hereunder.

               (d) Other Employee Benefit Plans. Payments received by a Participant under any Award made pursuant to the provisions of the Plan shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by the Company.
               (e) Securities Law Restrictions. The Committee may require each Eligible Individual purchasing or acquiring shares of Stock pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that such Eligible Individual is acquiring the shares for investment and not with a view to the distribution thereof. All certificates for shares of Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission or any exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. No shares of Stock shall be issued hereunder unless the Company shall have determined that such issuance is in compliance with, or pursuant to an exemption from, all applicable federal and state securities laws.
               (f) Compliance with Rule 16b-3.
          (i) The Plan is intended to comply with Rule 16b-3 under the Exchange Act or its successors under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Award Agreement in a manner consistent therewith. To the extent any provision of the Plan or Award Agreement or any action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Moreover, in the event the Plan or an Award Agreement does not include a provision required by Rule 16b-3 to be stated therein, such provision (other than one relating to eligibility requirements, or the price and amount of Awards) shall be deemed automatically to be incorporated by reference into the Plan or such Award Agreement insofar as Participants subject to Section 16 of the Exchange Act are concerned.
          (ii) Notwithstanding anything contained in the Plan or any Award Agreement to the contrary, if the consummation of any transaction under the Plan would result in the possible imposition of liability on a Participant pursuant to Section 16(b) of the Exchange Act, the Committee shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction to the extent necessary to avoid such liability.
               (g) Non-transferability. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a Subsidiary thereof), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than Incentive Stock Options and SARs in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon (which may include limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act of 1933 specified by the Securities and Exchange Commission), provided, however, that no such transfer may occur for consideration. A beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.
               (h) Award Agreement. In the event of any conflict or inconsistency between the Plan and any Award Agreement, the Plan shall govern, and the Award Agreement shall be interpreted to minimize or eliminate any such conflict or inconsistency.
               (i) Expenses. The costs and expenses of administering the Plan shall be borne by the Company.
               (j) Applicable Law. Except as to matters of federal law, the Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to conflicts of law principles.
               (k) Effective Date. The Plan shall be effective as of May 22, 2009, (the “Effective Date”), subject to approval of the Plan at the Company’s 2009 annual meeting of stockholders.
               (l) Effect on Prior Plans. Subject to approval of the Plan by the Company’s stockholders, this Plan shall supersede the Prior Plans and no further Awards may be granted under the Prior Plans after the Effective Date.

ANNUAL MEETING OF STOCKHOLDERS OF
NOVEN PHARMACEUTICALS, INC.
May 22, 2009
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at www.noven.com/proxy2009.htm
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
ê Please detach along perforated line and mail in the envelope provided. ê

■ 20733000000000000000 2	052209
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES AND “FOR” ITEMS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1.	ELECTION OF DIRECTORS: To elect seven directors for a term of one year as indicated below:

NOMINEES:
☐	FOR ALL NOMINEES	¡ ¡	Peter Brandt John G. Clarkson, M.D.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡	Donald A. Denkhaus Pedro P. Granadillo
☐	FOR ALL EXCEPT (See instructions below)	¡ ¡	Phillip M. Satow Robert G. Savage
		¡	Wayne P. Yetter

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:	●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	PROPOSAL TO APPROVE THE NOVEN PHARMACEUTICALS, INC. 2009 EQUITY INCENTIVE PLAN.	☐	☐	☐

3.	PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2009.	☐	☐	☐

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY. DO NOT FOLD, STAPLE OR MUTILATE.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■

Ѝ ■
NOVEN PHARMACEUTICALS, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 22, 2009
This Proxy is solicited on behalf of the Board of Directors of Noven Pharmaceuticals, Inc.
      The signer(s) hereby appoint(s) Peter Brandt, Michael D. Price and Jeff Mihm, or any one of them, with power of substitution in each, proxies to vote all Common Stock of the signer(s) in Noven Pharmaceuticals, Inc. at the Annual Meeting of Stockholders, to be held May 22, 2009, and at all adjournments thereof, as specified on the matters indicated hereon, and in their discretion on any other business that may properly come before such Meeting.
      The shares represented by this Proxy will be voted as directed by the Stockholder(s) on the reverse side hereof. If this Proxy is signed and returned but no direction is indicated, this Proxy will be voted FOR the election of each of the nominees named above and FOR Items 2 and 3 as set forth in the Proxy Statement dated April 6, 2009.
(Continued and to be signed on the reverse side)

■	14475 ■